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                                                                    EXHIBIT 10.5

                                                                [EXECUTION COPY]

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                           RECAPITALIZATION AGREEMENT

                                  BY AND AMONG

                              NETCOM SYSTEMS, INC.,

                           THE PURCHASERS NAMED HEREIN

                                       AND

                            THE SELLERS NAMED HEREIN

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                                 August 29, 1997




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                           RECAPITALIZATION AGREEMENT

                THIS RECAPITALIZATION AGREEMENT (this "Agreement") is made and entered into as of August 29, 1997, by and among the Persons listed on the Schedule of Purchasers attached hereto (each, a "Purchaser" and collectively, the "Purchasers"), Netcom Systems, Inc., a California corporation (the "Company"), and the Persons listed on the Schedule of Sellers attached hereto (each, a "Seller" and collectively, the "Sellers"). The Purchasers, the Company and the Sellers are sometimes collectively referred to herein as the "Parties" and individually as a "Party." Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in Section 9 below.

                WHEREAS, the Company desires to reconstitute its capital structure through the sale of certain newly issued equity securities, the incurrence of certain senior debt obligations and the repurchase of certain of its outstanding equity securities, in each case on the terms and subject to the conditions set forth herein;

                WHEREAS, the Purchasers desire to purchase certain newly issued equity securities of the Company on the terms and subject to the conditions set forth herein; and

                WHEREAS, the Sellers desire the Company to repurchase certain equity securities of the Company held by the Sellers on the terms and subject to the conditions set forth herein.

                NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

                Section 1. Recapitalization.

                1A.     Authorization.

                (i) The Company shall, and the Sellers shall cause the Company to, authorize the filing under the laws of the State of California of amended and restated articles of incorporation of the Company in the form of Exhibit A attached hereto (as so amended and restated, the "Articles of Incorporation"). The Articles of Incorporation shall be duly filed by the Company on or prior to the Closing Date and shall be in full force and effect under the laws of the State of California as of the Closing.

                (ii) The Company shall, and the Sellers shall cause the Company to, authorize the purchase by the Company of all of the outstanding capital stock of Netcom Systems Europe, a limited liability company organized under the laws of the Republic of France ("Netcom Europe"), from Henri Hamon and Elie Hamon for an aggregate purchase price of not more than $3,000,000.

                (iii) The Company shall, and the Sellers shall cause the Company to, authorize the issuance and sale to the Purchasers of an aggregate of 482,684 shares of its Class A Redeemable




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Preferred Stock, no par value per share (the "Redeemable Preferred Stock"), having the rights and preferences set forth in Exhibit A attached hereto.

                (iv) The Company shall, and the Sellers shall cause the Company to, authorize the issuance and sale to the Purchasers of an aggregate of 22,785,424 shares of its Class B Convertible Preferred Stock, no par value per share (the "Convertible Preferred Stock" and, together with the Redeemable Preferred Stock, the "Preferred Stock"), having the rights and preferences set forth in Exhibit A attached hereto. The Convertible Preferred Stock shall be initially convertible into 22,785,424 shares of the Company's Common Stock, no par value per share (the "Common Stock"), as set forth in Exhibit A attached hereto.

                (v) The Company shall authorize the repurchase from the Sellers of an aggregate of 9,133,332 shares of the Company's Common Stock (the "Repurchased Shares") for an aggregate purchase price equal to $139,666,913 (the "Repurchase Price"). The Repurchase Price shall be paid in the manner provided in Paragraph 1D below. The number of Repurchased Shares to be repurchased from each Seller is set forth on the Schedule of Sellers attached hereto.

                (vi) The Company shall authorize the repurchase from the Other Sellers of an aggregate of 447,645 shares of the Company's Common Stock pursuant to the Stock Purchase Agreement for an aggregate purchase price equal to $6,845,387.

                1B.     Investment Transaction. On the basis of the
representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Section 2 below, each of the Purchasers and the Company agrees to and shall consummate, and the Sellers shall cause the Company to consummate, at the Closing, the following transaction (the "Investment Transaction"): the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Redeemable Preferred Stock and Convertible Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto, upon payment of immediately available funds in the amount set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto, payable in the manner set forth in Paragraph 1D(i) below. The aggregate purchase price for such shares of Redeemable Preferred Stock shall be equal to $48,268,400 (the "Redeemable Preferred Stock Purchase Price") and the aggregate purchase price for such shares of Convertible Preferred Stock shall be equal to $48,268,400 (the "Convertible Preferred Stock Purchase Price" and, together with the Redeemable Preferred Stock Purchase Price, the "Purchase Price").

                1C.     Repurchase Transaction. On the basis of the
representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Section 3 below and the consummation of the Investment Transaction and the Senior Debt Transaction, the Company and each of the Sellers agrees to and shall consummate, at the Closing, the following transaction (the "Repurchase Transaction"): the Company shall repurchase from each Seller the number of Repurchased Shares set forth opposite such Seller's name on the Schedule of Sellers attached hereto and shall pay to each such Seller (in the manner set forth in




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Paragraphs 1D(iv) and 1D(v) below) the portion of the Repurchase Price set forth opposite such Seller's name on the Schedule of Sellers attached hereto. The Company shall report the Repurchase Transaction as a redemption within the meaning of Section 302 of the Code in which Section 302(b)(2) applies. All of the consideration paid by the Company in the Repurchase Transaction shall be separately allocable to the Repurchased Shares.

                1D.     Closing. The closing of each of the Investment
Transaction and the Repurchase Transaction (the "Closing") shall take place at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, or at such other place as may be mutually agreeable to each of the Parties, at 10:00 a.m., local time, on August 29, 1997, or, if any of the conditions to Closing set forth in Section 2 and Section 3 below have not been satisfied or waived by the Party entitled to the benefit thereof on or prior to such date, on the second business day following satisfaction or waiver of such conditions (the "Closing Date"). The Investment Transaction and the Repurchase Transaction shall each constitute a separate transaction hereunder. At the Closing, the Parties shall consummate the transactions contemplated by this Agreement in the following order:

                        (i) Each Purchaser shall deliver to the Company such Purchaser's portion of the Purchase Price as set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto, by wire transfer of immediately available funds to an account designated by the Company.

                        (ii) The Company shall deliver to each Purchaser stock certificates evidencing the shares of Redeemable Preferred Stock and Convertible Preferred Stock to be issued to such Purchaser as set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto, registered in such Purchaser's name, upon payment of such Purchaser's portion of the Purchase Price in the manner described in clause (i) above.

                        (iii) The Company shall consummate the Senior Debt Transaction.

                        (iv) The Company shall pay to each Seller by wire transfer of immediately available funds to an account designated by such Seller an amount equal to the "Closing Cash Amount" set forth opposite such Seller's name on the Schedule of Sellers attached hereto.

                        (v) The Company shall deliver $7,111,765 of the Repurchase Price to the Escrow Agent for deposit into an escrow account (the "Escrow Account") established pursuant to the terms of an escrow agreement in the form of Exhibit B attached hereto (the "Escrow Agreement") among the Company, the Seller Representative, the Purchaser Representatives (as defined in the Escrow Agreement) and the Escrow Agent. The Escrow Amount shall be available to satisfy amounts owing to the Company Parties pursuant to Paragraph 8B below.

                        (vi) Each Seller shall deliver to the Company the stock certificate or certificates evidencing the Repurchased Shares held by such Seller upon payment of the Repurchase




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Price in the manner described in the first sentence of clause (iv) and clause
(v) above, duly endorsed in blank or accompanied by duly executed stock powers. The Company shall deliver to each such Seller a new stock certificate or certificates representing any shares of Common Stock owned by such Seller which were represented by the certificates delivered pursuant to this clause (vi) but which were not repurchased by the Company in connection with the Repurchase Transaction.

                Section 2. Conditions of the Purchasers' Obligations at the Closing. The obligation of the Purchasers to purchase and pay for the Preferred Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

                2A.     Representations and Warranties; Covenants. The
representations and warranties contained in Sections 5 and 6 hereof shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, except to the extent of any changes expressly contemplated by this Agreement and except for any representations and warranties that speak only as of a certain date (which representations and warranties shall be true and correct in all material respects as of such date), and the Company and the Sellers shall have performed in all material respects all of the covenants required to be performed by the Company and the Sellers hereunder prior to the Closing.

                2B.     Amendment of Articles of Incorporation. The Articles of
Incorporation shall have been amended and restated in the form of Exhibit A attached hereto, shall be in full force and effect under the laws of the State of California as of the Closing as so amended and restated and shall not have been further amended or modified.

                2C.     Amendment of Bylaws. The Company's Bylaws (the "Bylaws")
shall have been amended and restated in the form of Exhibit C attached hereto, shall be in full force and effect as of the Closing as so amended and restated and shall not have been further amended or modified.

                2D.     Shareholders Agreement. The Company and the Sellers
shall have entered into a shareholders agreement in the form of Exhibit D attached hereto (the "Shareholders Agreement"), and the Shareholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                2E.     Registration Agreement. The Company and the Sellers
shall have entered into a registration agreement in the form of Exhibit E attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                2F.     [Intentionally Omitted.]





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                2G.     Escrow Agreement. The Company, the Seller Representative
and the Escrow Agent shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                2H.     Stock Purchase Agreement. The Company and all of the
other parties thereto (the "Other Sellers") shall have entered into a Stock Purchase Agreement in the form of Exhibit F attached hereto (the "Stock Purchase Agreement"), and the Stock Purchase Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified. The transactions contemplated by the Stock Purchase Agreement shall have been consummated on the First Repurchase Date and the Stock Purchase Agreement shall have been consummated simultaneously with the Closing hereunder in accordance with the terms thereof.

                2I.     Opinion of the Company's and the Sellers' Counsel. The
Purchasers shall have received from Wilson Sonsini Goodrich & Rosati, counsel for the Company and the Sellers, an opinion in the form of Exhibit G attached hereto, which shall be addressed to the Purchasers and dated as of the Closing Date.

                2J.     Senior Debt Financing. The Company shall have obtained
senior debt financing in an amount not less than $60,000,000 (consisting of a term loan or loans in the aggregate amount of $50,000,000 and a revolving credit facility in the amount of not less than $10,000,000) on terms satisfactory to the Purchasers.

                2K.     Repurchase Transaction. The Company and the Sellers
shall have simultaneously consummated the Repurchase Transaction in the manner set forth in Paragraph 1D above.

                2L.     Release of Liens. The Company shall have obtained
releases of all Liens (other than any Permitted Encumbrances) encumbering the assets and properties of the Company and its Subsidiaries.

                2M.     Audit. The Purchasers shall have received and shall be
satisfied with the audited balance sheet of the Company as of July 31, 1997, and the related statements of income and cash flows (or the equivalent) for the fiscal year then ended (together with the opinion from Arthur Andersen LLP to be delivered in connection therewith), and the matters set forth in the management letters delivered with respect thereto.

                2N.     Litigation. No suit, action or other proceeding shall be
pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect (other than any such suit, action or proceeding brought by any of the Parties against any of the other Parties), and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.




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                2O.     Filings. The Company shall have made all filings
required to be made by the Company and shall have obtained all permits and other authorizations required to be obtained by the Company under all applicable laws (including federal and state securities laws) to consummate the transactions contemplated by this Agreement in compliance with such laws (other than any securities law filings required to be made after the Closing, which filings shall be made promptly after the Closing).

                2P.     Third Party Consents and Approvals. The Company shall
have received or obtained all shareholder and material third party consents and approvals that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document required to be listed on the attached Contracts Schedule (collectively, the "Third Party Approvals"), in each case on terms and conditions reasonably satisfactory to the Purchasers.

                2Q.     Governmental Consents and Approvals. The Parties shall
have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby, in each case on terms and conditions satisfactory to the Purchasers, and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), shall have expired or been terminated (collectively, the "Governmental Approvals").

                2R.     Material Adverse Change. Since July 31, 1997, there
shall have been no material adverse change or material adverse development in the business, financial condition, operating results, assets, operations, business prospects, cash flow, net worth or customer, supplier or employee relations of the Company.

                2S.     Expenses. At the Closing, the Company shall have paid or
reimbursed the Purchasers for their fees and expenses as provided in Paragraph 11A below.

                2T.     Real Estate Matters. The Purchasers shall have received
a letter of consent and estoppel certificate from each lessor of the Leased Real Property in form and substance reasonably satisfactory to the Purchasers and their special counsel and such other endorsements and affidavits and related items as the Bank may request.

                2U.     Solvency Opinion. The Purchasers shall have received an
opinion from Houlihan Lokey Howard & Zukin to the effect that, immediately following the Closing and after giving effect to the transactions contemplated hereby, (i) the fair market value and present fair saleable value of the Company's assets exceed the Company's stated liabilities and identified contingent liabilities, (ii) the Company should be able to pay its debts as they become absolute and mature, and (iii) the capital remaining in the Company after the consummation of the transactions contemplated by this Agreement will not be unreasonably small for the business in which the Company is engaged and as proposed to be conducted following the Closing.




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                2V.     Proceedings. All corporate proceedings taken or required
to be taken by the Company and the Sellers and the Other Sellers at or prior to the Closing in connection with the transactions contemplated hereby shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel.

                2W.     Closing Documents. At the Closing, the Company shall
have delivered to the Purchasers all of the following documents (except that the documents referred to in clause (v) below shall only be delivered to the SBIC Purchaser):

                (i) a certificate of an officer of the Company, dated the Closing Date, stating that the conditions specified in Section 1 and Paragraphs 2A through 2V (other than Paragraphs 2D, 2E, 2G, 2I, 2J, 2S, 2T and 2V), inclusive, have been fully satisfied;

                (ii) certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the adoption and filing of the Articles of Incorporation referred to in Paragraph 2B, the amendment and restatement of the Bylaws referred to in Paragraph 2C, the Investment Transaction, the Repurchase Transaction, the Senior Debt Transaction and the other transactions contemplated hereby and (b) the resolutions duly adopted by the Company's shareholders adopting the amendment and restatement of the Articles of Incorporation referred to in Paragraph 2B the amendment and restatement of the Bylaws referred to in Paragraph 2C and approving the amendment and restatement of the Stock Option Plans;

                (iii) certified copies of the Articles of Incorporation and the Bylaws, each as in effect at the Closing;

                (iv) copies of all Third Party Approvals and Governmental Approvals (including all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

                (v) copies of (a) duly completed and executed SBA Forms 480, 652 and 1031 (Parts A and B), (b) a business plan showing the Company's financial projections (including balance sheets and income and cash flow statements) for a five-year period, (c) a written certification from the Company regarding its intended use of the proceeds from the Financing and (d) a list, after giving effect to the transactions contemplated hereby, of (1) the name of each of the Company's directors, (2) the name and title of each of the Company's officers and (3) the name of each of the Company's shareholders setting forth the number and class of shares held;

                (vi) good standing certificates of the Company from its jurisdiction of incorporation and each jurisdiction in which the Company is qualified to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date; and




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                (vii)   such other documents relating to the transactions
        contemplated by this Agreement as the Purchasers or their special counsel may reasonably request.

                2X.     Waiver. Any condition specified in this Section 2 may be
waived if consented to in writing by the Requisite Purchasers.

                Section 3. Conditions of the Obligations of the Company and the Sellers at the Closing. The obligation of the Company and the Sellers to consummate the transactions contemplated hereby is subject to the satisfaction as of the Closing of the following conditions:

                3A.     Representations and Warranties; Covenants. The
representations and warranties contained in Section 7 hereof shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, except to the extent of any changes expressly contemplated by this Agreement and except for any representations and warranties that speak only as of a certain date (which representations and warranties shall be true and correct in all material respects as of such date), and the Purchasers shall have performed in all material respects all of the covenants required to be performed by the Purchasers hereunder prior to the Closing.

                3B.     Amendment of Articles of Incorporation. The Articles of
Incorporation shall be in full force and effect under the laws of the State of California as of the Closing.

                3C.     Shareholders Agreement. The Purchasers shall have
entered into the Shareholders Agreement, and the Shareholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                3D.     Registration Agreement. The Purchasers shall have
entered into the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                3E.     Escrow Agreement. The Purchaser Representatives and the
Escrow Agent shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                3F.     Litigation. No suit, action or other proceeding shall be
pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby (other than any such suit, action or proceeding brought by any of the Parties against any of the other Parties), and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                3G.     Governmental Consents and Approvals. The Parties shall
have received or obtained all Governmental Approvals that are necessary for the consummation of the transactions





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contemplated hereby, and the waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

                3H.     Investment Transaction. The Purchasers shall have
immediately prior thereto purchased the Preferred Stock and the Company shall have received payment therefor in full, in the manner set forth in Paragraph 1D above.

                3I.     Expenses. At the Closing, the Company shall have paid or
reimbursed the Sellers for their fees and expenses as provided in Paragraph 11A below.

                3J.     Waiver. Any condition specified in this Section 3 may be
waived if consented to in writing by the Company and the Seller Representative.

                Section 4. Pre-Closing Covenants and Agreements. Each of the Parties agrees as follows with respect to the period between the date of this Agreement and the Closing:

                4A.     General. Each of the Parties shall use reasonable best
efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections 2 and 3 above). On the date hereof, the Company shall (and shall cause the Other Sellers to) execute and deliver the Stock Purchase Agreement. At the Closing, the applicable Parties shall execute and deliver the Escrow Agreement, the Shareholders Agreement, the Registration Agreement and the other agreements and instruments contemplated hereby to be executed and delivered at the Closing.

                4B.     Maintenance of Business. The Company shall, and the
Sellers shall cause the Company to, (i) maintain its assets in good operating condition and repair (normal wear and tear excepted), (ii) maintain insurance reasonably comparable to that in effect on the date of the Latest Balance Sheet,
(iii) maintain inventory, supplies and spare parts at customary operating levels consistent with current practices, and replace in accordance with past practice any inoperable, worn out or obsolete assets with modern assets of comparable quality, (iv) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the Latest Balance Sheet and the financial statements described in Paragraph 5E below, and (v) maintain in full force and effect the existence of all Intellectual Property Rights.

                4C.     Third Party Notices and Consents. The Company shall, and
the Sellers shall cause the Company to, use reasonable best efforts to give required notices to third parties and obtain any required third party consents in connection with the matters contemplated by this Agreement.

                4D.     Governmental Notices and Consents. Each of the Parties
shall give any notices to, make any filings with, and use reasonable best efforts to obtain, any authorizations, consents and approvals of governments and governmental agencies in connection with the matters contemplated by this Agreement. Without limiting the generality of the foregoing, each of the




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Parties shall use reasonable best efforts to obtain an early termination of the waiting period under the Hart-Scott-Rodino Act, and shall make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith, and the Company shall pay all filing and other fees related to any filings under the Hart-Scott-Rodino Act.

                4E.     Operation of Business. The Company shall, and the
Sellers shall cause the Company to, operate its business only in the usual and ordinary course of business consistent with past practice and use reasonable best efforts to preserve the goodwill and organization of its business and the relationships with its customers, suppliers, employees and other Persons having business relations with the Company. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not:

                (i) take or omit to take any action that would require disclosure under Paragraph 5M below or that would otherwise result in a material breach of any of the representations, warranties or covenants made by the Company or the Sellers in this Agreement;

                (ii) take any action or omit to take any action which act or omission would reasonably be anticipated to have a Material Adverse Effect;

                (iii) (a) enter into any contract out of the ordinary course of business or restricting in any material respect the conduct of its business, (b) make any loans or Investments (other than advances to the Company's employees in the ordinary course of business consistent with past custom and practice), (c) increase any officer's or employee's compensation, incentive arrangements or other benefits, except for increases or bonuses made in the ordinary course of business consistent with past custom and practice (it being understood, however, that no bonuses or other extraordinary compensation may be paid (or authorized) to the Seller Representative prior to the Closing), (d) redeem, purchase or otherwise acquire directly or indirectly any of its issued and outstanding capital stock, or any outstanding rights or securities exercisable or exchangeable for or convertible into its capital stock, or make any distribution or dividend to any of its shareholders or other Persons, (e) amend its articles of incorporation or bylaws or issue or agree to issue any capital stock or any rights to acquire, or securities convertible into or exchangeable for, any of its capital stock, (f) directly or indirectly engage in any transaction, arrangement or contract with any officer, director, shareholder or other insider or Affiliate of the Company which is not in the ordinary course of business consistent with past practice and at arm's length, (g) execute any guaranty, issue any debt or borrow any money, or (h) buy or sell any assets out of the ordinary course of business consistent with past practice; or

                (iv) enter into any transaction, arrangement or contract except on an arm's-length basis in the ordinary course of business consistent with past custom and practice.



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                Notwithstanding the foregoing, nothing in this Paragraph 4E shall prohibit the Company from taking any action or omitting to take any action as required or as expressly contemplated by this Agreement.

                4F.     Full Access. The Company shall, and the Sellers shall
cause the Company to, afford, and cause its officers, directors, employees, attorneys, accountants and other agents to afford, to the Purchasers and their accounting, legal and other representatives and potential lenders, as well as their respective officers, employees, affiliates and other agents, full and complete access at all reasonable times and during normal business hours to the Company's personnel and to business, financial, legal, tax, compensation and other data and information concerning the Company's affairs and operations.

                4G.     Compliance with Agreements and Laws. The Company shall,
and the Sellers shall cause the Company to, (i) comply with all material obligations pursuant to any contract or agreement, whether oral or written, express or implied and (ii) comply with all material applicable laws.

                4H.     Payment of Obligations. The Company shall, and the
Sellers shall cause the Company to, pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon unless contested in good faith by appropriate proceedings) and pay and discharge all claims for labor, materials or supplies in the ordinary course of business consistent with past practice.

                4I.     Notice of Material Developments. Each Party shall give
prompt written notice to the other Parties of (i) any known material variances in any of its representations or warranties contained in Sections 5, 6 or 7 below, as the case may be, (ii) any known breach of any covenant hereunder by such Party and (iii) any other material development affecting the ability of such Party to consummate the transactions contemplated by this Agreement.

                4J.     Exclusivity. None of the Company, the Sellers or any of
their respective Affiliates, representatives, officers, employees, directors, or agents shall, directly or indirectly, (i) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person (other than the Purchasers in connection with the transactions contemplated hereby) or enter into any agreement or accept any offer relating to or consummate any (a) reorganization, liquidation, dissolution or recapitalization of the Company, (b) merger or consolidation involving the Company, (c) purchase or sale of any assets or capital stock (or any rights to acquire, or securities convertible into or exchangeable for, any such capital stock) of the Company (other than a purchase or sale of inventory in the ordinary course of business consistent with past custom and practice or a purchase of stock as contemplated by this Agreement), or (d) similar transaction or business combination involving the Company or its assets (each of the foregoing transactions described in clauses (a) through (d), a "Company Transaction") or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. The Company and each of the Sellers agree to notify the Purchasers immediately if any Person makes any proposal, offer, inquiry or contact with respect to a Company Transaction. In the event that any of the Company or the Sellers breaches the provisions of this Paragraph 4J and the transactions contemplated hereby are not consummated for any reason, the Company shall promptly reimburse the Purchasers and their Affiliates for all out-of-pocket fees and expenses incurred before or after the date of this Agreement by the Purchasers and their Affiliates related to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants and other consultants and advisors retained by the Purchasers in connection with the transactions contemplated hereby. The foregoing provisions are in addition to, and not in derogation of, any statutory or other remedy that the Purchasers may have for a breach of this Paragraph 4J.

                4K.     Tax Matters. Without the prior written consent of the
Purchasers, the Company shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of materially increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company or the Purchasers.

                4L.     Actions with Respect to Repurchased Shares. Each Seller
agrees that such Seller shall not sell, redeem, convert, assign, exchange, transfer, pledge or otherwise dispose of or encumber any interest in such Seller's Repurchased Shares (or any other shares of Common Stock) or any stock options, except as expressly contemplated by this Agreement.

                4M.     Employees. The Company shall give the Purchasers prompt
written notice if any executive or key employee of the Company or any group of employees of the Company terminates employment with the Company or if the Company or any of the Sellers has knowledge that any executive or key employee of the Company or group of employees of the Company has any plans to terminate employment with the Company.

                Section 5. Representations and Warranties of the Company and the Sellers. As a material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock hereunder, the Company and each of the Sellers hereby represent and warrant to the Purchasers as follows:

                5A.     Organization, Corporate Power and Licenses. The Company
is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to so qualify would not have a Material Adverse Effect. The Company possesses all requisite corporate power and authority necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete and will be amended prior to the Closing as required by Paragraphs 2B and 2C above.

                5B.     Capital Stock and Related Matters.

                (i) As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 11,060,000 shares are issued and outstanding and are held beneficially and of record by the Sellers as set forth on the Capitalization Schedule attached hereto (free and clear of all Encumbrances) and of which 5,200,000 shares are reserved for issuance upon exercise of stock options authorized pursuant to the Stock Option Plans. As of the Closing and immediately thereafter (and after giving effect to the issuance of the Preferred Stock), the authorized capital stock of the Company shall consist of (a) 482,684 shares of Redeemable Preferred Stock, all of which shall be issued and outstanding, (b) 22,790,000 shares of Convertible Preferred Stock, of which 22,785,424 shall be issued and outstanding and (c) 50,000,000 shares of Common Stock, of which 2,212,000 shares shall be issued and outstanding and 22,790,000 shares shall be reserved for issuance upon conversion of the Convertible Preferred Stock and 6,268,397 shares shall be reserved for issuance upon exercise of stock options authorized pursuant to the Stock Option Plans. Except as set forth in the immediately preceding sentence or on the Capitalization Schedule, the Company does not have and as of the Closing Date will not have outstanding any, stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, other than, as of the Closing Date, any options granted pursuant to the Stock Option Plans as of the Closing Date. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, other than as expressly provided in or contemplated by this Agreement and, as of the Closing, pursuant to the Articles of Incorporation and the Shareholders Agreement. As of the date hereof and as of the Closing and immediately thereafter, all of the outstanding shares of the Company's capital stock are or shall be validly issued, fully paid and nonassessable.

                (ii) There are no statutory or contractual shareholder preemptive rights or rights of first refusal or other similar restrictions with respect to the issuance of the Preferred Stock hereunder or the issuance of any Common Stock upon the conversion of the Convertible Preferred Stock. Except for such violation or violations which individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock and the offer, sale and issuance of the Preferred Stock hereunder, the grant of any stock options under the Stock Option Plans and the issuance of Common Stock upon the conversion of the Convertible Preferred Stock does not require registration under the Securities Act or any applicable state securities laws. Except for the Shareholders Agreement to be executed and delivered at the Closing, there are no agreements or understandings between the Company's shareholders or among any other Person with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's governance.

                5C.     Subsidiaries; Investments. Except with respect to the
contemplated Netcom Europe transaction and as set forth on the attached Investments and Subsidiaries Schedule, the Company does not own or hold the right to acquire any shares of stock or any other security or interest in any other Person. Except as set forth on the Investments and Subsidiaries Schedule attached hereto, the Company has never had any Subsidiaries and the Company does not have any obligation to make any Investments in any Person.

                5D.     Authorization; No Breach. The execution, delivery and
performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock hereunder, the repurchase of the Repurchased Shares pursuant hereto, the consummation of the transactions contemplated by the Stock Purchase Agreement, the consummation of the Senior Debt Transaction, the issuance of Common Stock upon the conversion of the Convertible Preferred Stock, the amendment and restatement of the Articles of Incorporation and the amendment and restatement of the Bylaws have been duly authorized by the Company. This Agreement and the Stock Purchase Agreement each constitute a valid and binding obligation of the Company, enforceable in accordance with their respective terms, and the Articles of Incorporation, when filed under the laws of the State of California in accordance with the terms hereof, and all other agreements and instruments contemplated hereby to which the Company is a party, when executed and delivered by the Company in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Company, enforceable in accordance with their respective terms. Except as set forth on the attached Restrictions Schedule, the execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock hereunder, the repurchase of the Repurchased Shares pursuant hereto, the consummation of the transactions contemplated by the Stock Purchase Agreement, the consummation of the Senior Debt Transaction, the issuance of Common Stock upon the conversion of the Convertible Preferred Stock, the amendment and restatement of the Articles of Incorporation, the amendment and restatement of the Bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the Company's capital stock or material assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, the Company's articles of incorporation or bylaws, or any material law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject. Neither the Company nor any of the Sellers is a party to or bound by any written or oral agreement or understanding with respect to a Company Transaction other than this Agreement, and all of them have terminated all discussions with third parties (other than the Purchasers) regarding Company Transactions (other than any unsolicited communications from third parties as to which the Company and the Sellers have responded that they are unable to discuss a Company Transaction).

                5E.     Financial Statements. Attached hereto as the Financial
Statements Schedule are the following financial statements:

                (i) the audited balance sheet of the Company as of July 31, 1996 and the audited balance sheet of the Company as of July 31, 1997 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the fiscal years then ended; and

                (ii) the unaudited balance sheet of the Company as of July 31, 1995 and the related statements of income and cash flows (or the equivalent) for the fiscal year then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete, is consistent with the books and records of the Company (which, in turn, are accurate and complete), fairly presents the financial condition and operating results of the Company and has been prepared in accordance with GAAP consistently applied as of the dates of each such financial statement, subject in the case of the unaudited financial statements to the absence of footnote disclosures (none of which footnote disclosures would, alone or in the aggregate, be materially adverse to the business, operations, assets, liabilities, financial condition, operating results, cash flow or net worth of the Company).

                5F.     Absence of Undisclosed Liabilities. Except as set forth
on the attached Liabilities Schedule, the Company does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than: (i) liabilities set forth on the liabilities side of the Latest Balance Sheet (including any notes thereto), (ii) liabilities that would not be required under GAAP to be set forth on a balance sheet (or any notes thereto), (iii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from noncompliance with any applicable laws, breach of contract, breach of warranty (in excess of any warranty reserve specifically established with respect thereto and included on the Latest Balance Sheet), tort, infringement, claim or lawsuit) and (iv) other liabilities and obligations expressly disclosed in the Schedules referred to in this Section 5.

                5G.     Accounts Receivable. Except as set forth on the attached
Accounts Receivable Schedule, all accounts receivable reflected on the Latest Balance Sheet and all accounts receivable to be reflected on the Company's books and records as of the Closing Date (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP consistently applied) are or shall be valid receivables arising in the ordinary course of business, and are or shall be current and subject to no valid counterclaims or setoffs. No Person has any Lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

                5H.     Inventories. Except as set forth on the attached
Inventories Schedule, the inventory shown on the Latest Balance Sheet and the inventory to be shown on the Company's books and records as of the Closing Date (net of the reserves applicable thereto as reflected thereon and as determined in accordance with GAAP consistently applied), consists or shall consist of a quantity and quality usable and saleable in the ordinary course of business, and is not excess, obsolete or damaged (as determined in accordance with GAAP).

                5I.     Product Warranty; Product Certifications.

                (i) All products and equipment manufactured, sold, leased or delivered by the Company and all services rendered by the Company have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and to the best of the Company's knowledge, the Company does not have any liability (and, to the Company's knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith in excess of any warranty reserve established with respect thereto and included on the Latest Balance Sheet. No products or equipment manufactured, sold, leased or delivered by the Company and no services rendered by the Company are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such sale, lease or service (including as a result of any course of conduct between the Company and any Person or as a result of any statements in any of the Company's product or promotional literature). The attached Product Warranty Schedule includes copies of such standard terms and conditions of sale, lease and service for the Company (containing applicable guaranty, warranty and indemnity provisions). The Company has not been notified in writing of any claims for (and the Company has no knowledge of any threatened claims for) any extraordinary product returns, warranty obligations or product services relating to any of its products or services.

                (ii) The Company holds all material product registrations, accreditations and other certifications required for the conduct of its business (all of such registrations, accreditations and certifications being referred to herein as "Product Certifications"). The Company is in compliance with the terms and conditions of all such Product Certifications and no notices have been received by the Company alleging the failure to hold any Product Certification. To the Company's knowledge, there is no reasonable basis for any present or future action rescinding any such Product Certifications and no loss or expiration of any such Product Certifications has had or would reasonably be expected to have a Material Adverse Effect. All of such Product Certifications will be held by the Company on identical terms immediately following the Closing.

                5J.     Product Liability. To the best of the Company's
knowledge, except as set forth on the attached Product Liability Schedule, the Company does not have any liability (and, to the Company's knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any products or equipment manufactured, sold, leased or delivered by the Company or with respect to any services rendered by the Company.

                5K.     Product Recall, etc. Except as set forth on the attached
Product Recall Schedule, there have been no product or equipment recalls, withdrawals or seizures with respect to any products or equipment manufactured, sold, leased or delivered by the Company or with respect to any services rendered by the Company.

                5L.     No Material Adverse Effect. Since July 31, 1997, there
has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect. Since July 31, 1997, the Company has conducted its business only in the ordinary course of business consistent with past practice.

                5M.     Absence of Certain Developments. Except as expressly
contemplated by this Agreement or as set forth on the attached Developments Schedule, since July 31, 1997, the Company has not:

                (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

                (ii) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice and liabilities under contracts entered into in the ordinary course of business;

                (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

                (iv) declared, set aside or made any payment or distribution of cash or other property to any of the Company's shareholders with respect to such shareholder's capital stock or other equity securities or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

                (v) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Encumbrances;

                (vi) sold, assigned, transferred, leased, licensed or otherwise encumbered any of its material tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims;

                (vii) sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Rights or other intangible assets, disclosed any material proprietary confidential information to any Person (other than to the Purchasers and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or knowingly permitted to lapse any Intellectual Property Rights;

                (viii) made or granted any bonus or any wage or salary increase to any employee or group of employees (except as required by pre-existing contracts described on the attached Contracts Schedule or in the ordinary course of business consistent with past practice), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

                (ix) suffered any extraordinary losses or waived any rights of material value (whether or not in the ordinary course of business or consistent with past practice);

                (x) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

                (xi) delayed or postponed the payment of any accounts payable or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable;

                (xii) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons (other than advances to the Company's employees in the ordinary course of business consistent with past practice);

                (xiii) made any charitable contributions or pledges exceeding in the aggregate $10,000;

                (xiv) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance;

                (xv) made any change in any method of accounting or accounting policies, other than those required by GAAP which have been disclosed in writing to the Purchasers, or made any write-down in the value of its inventory that is material or that is other than in the usual, regular and ordinary course of business consistent with past practice;

                (xvi) made any Investment in or taken any steps to incorporate any Subsidiary;

                (xvii) amended its articles of incorporation, by-laws or other organizational documents;

                (xviii) entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business;

                (xix) entered into any contract other than in the ordinary course of business consistent with past practice, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or materially changed any business practice; or

                (xx) agreed, whether orally or in writing, to do any of the foregoing.

                5N.     Assets.

                (i) Except as set forth on the attached Assets Schedule, the Company has good and valid title to, a valid leasehold interest in, or a valid license to use, the material properties and assets, tangible or intangible, used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Permitted Encumbrances.

                (ii) Except as set forth on the attached Assets Schedule, all of the Company's material buildings, equipment, machinery, fixtures, improvements and other material tangible assets (whether owned or leased) are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the ordinary course of the Company's business as presently conducted and as presently proposed to be conducted. All such assets have been installed and maintained in all material respects in accordance with all applicable laws, regulations and ordinances.

                (iii) Except as set forth on the attached Assets Schedule, the Company owns, has a valid leasehold interest in, or has a valid license to use, all of the material assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

                5O.     Tax Matters.

                (i)     Except as set forth on the attached Taxes Schedule:

                        (a) the Company has filed all Tax Returns which it is required to file under applicable laws and regulations, and all such Tax Returns are complete and correct in all material respects and have been prepared in material compliance with all applicable laws and regulations;

                        (b) the Company has paid all material Taxes due and owing by it (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all material Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party;

                        (c) the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company if its current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

                        (d) the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

                        (e) the federal income Tax Returns of the Company have never been audited;

                        (f) the Company has not received from any foreign, federal, state or local taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against the Company;

                        (g) no foreign, federal, state or local tax audits or administrative or judicial Tax proceedings are pending or, to the Company's knowledge, being conducted with respect to the Company;

                        (h) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction;

                        (i) the Company has not been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary income Tax Return;

                        (j) the Company is not a party to or bound by any Tax allocation or Tax sharing agreement;

                        (k) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; and

                        (l) the Company shall not be required to (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law) executed on or before the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, (iii) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, or (iv) as a result of any prepaid amount received on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

                (ii) The Company has not made an election under Section 341(f) of the Code. The Company is not presently liable for the Taxes of another Person (1) under Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (2) as a transferee or successor or (3) by contract or indemnity or otherwise.

                (iii)   The materiality qualifications in clauses (i)(a) and
(i)(b) in this Paragraph 5O are included for disclosure purposes only and shall be disregarded for purposes of determining whether there has been a breach of the representations and warranties contained in such clauses and for purposes of determining the amount of any resulting Loss and indemnification with respect thereto.

                5P.     Contracts and Commitments.

                (i) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule, the attached Intellectual Property Schedule, the attached Employees Schedule, or the attached Employee Benefits Schedule, the Company is not a party to or bound by any written or oral:

                        (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or material arrangement or practice;

                        (b) collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                        (c) management agreement, contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual cash or other compensation in excess of $50,000 or providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby;

                        (d) contract or agreement requiring the consent of any party thereto upon a change in control of the Company, containing any provision which would result in a modification of any rights or obligations of any party thereunder upon a change in control of the Company or which would provide any party any remedy (including rescission or liquidated damages) in the event of a change in control of the Company;

                        (e) contract under which it has advanced or loaned monies to any other Person or otherwise agreed to advance, loan or invest any funds (other than advances to the Company's employees in the ordinary course of business consistent with past practice);

                        (f) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any letter of credit arrangements;

                        (g) guaranty of any obligation for borrowed money or otherwise (other than endorsements made for collection in the ordinary course of business);

                        (h) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $25,000;

                        (i) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

                        (j)     license or royalty agreements;

                        (k) nondisclosure or confidentiality agreements (other than those entered into in the ordinary course of business with customers, suppliers and employees);

                        (l) contract or group of related contracts with the same party or group of affiliated parties for the purchase of raw materials, commodities, supplies, products, equipment or other personal property or for the receipt of services under which the undelivered balance of such products and services has a selling price in excess of $50,000 (other than purchase orders entered into in the ordinary course of business or contracts disclosed elsewhere in connection with this Paragraph 5P);

                        (m) contract or group of related contracts with the same party or group of affiliated parties for the sale of raw materials, commodities, supplies, products or other personal property or for the furnishing of services under which the undelivered balance of such products or services due from the Company has a selling price in excess of $50,000 (other than purchase orders entered into in the ordinary course of business or contracts disclosed elsewhere in connection with this Paragraph 5P);

                        (n) other contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof, not terminable by the Company upon 30 days' or less notice without penalty or involving more than $50,000 (other than purchase orders entered into in the ordinary course of business or contracts disclosed elsewhere in connection with this Paragraph 5P);

                        (o) contract or group of related contracts requiring the payment of any fee, penalty or other amount by the Company in the event of any failure to perform or late performance of such contract or contracts by the Company;

                        (p) contract relating to the marketing, sale, advertising or promotion of its products;

                        (q) warranty agreement with respect to products sold or leased (other than any such agreement containing the standard terms and conditions described on the attached Product Warranty Schedule) or indemnity agreement with any supplier under which it is obligated to indemnify such supplier against product liability claims;

                        (r) agreements relating to the ownership of or investments in any business or enterprise, including investments in joint ventures and minority equity investments;

                        (s) assignment, license, indemnification or other agreement with respect to any intangible property (including any Intellectual Property Rights);

                        (t) agreement under which it has granted any Person any registration rights (including demand or piggyback registration rights);

                        (u) sales representative, sales or distribution agreement or material agreement relating to brokers or agents or the export and/or import of any goods or equipment;

                        (v) power of attorney or other similar agreement or grant of agency;

                        (w) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                        (x) other agreement which is material to its operations or business prospects or involves an annual consideration in excess of $100,000, whether or not in the ordinary course of business.

                (ii) With respect to the Company's obligations thereunder and, to the Company's knowledge, with respect to the obligations of the other parties thereto, all of the contracts, agreements and instruments set forth or required to be set forth on the attached Contracts Schedule are valid, binding and enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general application effecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy; and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. The Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument set forth or required to be set forth on the attached Contracts Schedule; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any such contract, agreement or instrument; the Company does not have any present expectation or intention of not fully performing on a timely basis all such obligations required to be performed by the Company under any contract, agreement or instrument to which the Company is subject; no partially-filled or unfilled customer purchase order or sales order is subject to cancellation or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery; and the Company does not have any knowledge of any cancellation or anticipated cancellation or any material breach by the other parties to any contract, agreement, instrument or commitment to which it is a party. The Company is not a party to any contract, agreement or commitment the performance of which could reasonably be expected to have a Material Adverse Effect.

                (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the attached Contracts Schedule, together with all amendments, waivers or other changes thereto.

                5Q.     International Trade Laws and Regulations. Except as set
forth on the attached International Trade Compliance Schedule:

                (i) The Company and each of the Sellers have complied and are in compliance with all International Trade Laws and Regulations applicable to such Person in connection with the conduct of the Company's business (including as the same relates to recordkeeping requirements).

                (ii) Neither the Company nor any of the Sellers are or have been the subject of any civil or criminal investigation, litigation, audit, penalty, proceeding or assessment, liquidated damages proceeding or claim, forfeiture or forfeiture action, claim for additional customs duties or fees, denial orders, suspension of export privileges, governmental sanctions, or any other action, proceeding or claim by any foreign, federal, state or local governmental agency involving or otherwise relating to any alleged or actual violation of International Trade Laws and Regulations or relating to any alleged or actual underpayment of customs duties, fees, taxes or other amounts owed pursuant to any International Trade Laws and Regulations and, to the knowledge of the Company, there is no basis for any of the foregoing.

                (iii) Neither the Company nor any of the Sellers have made or provided any material false statement or material omission to any agency of any federal, state or local government, purchaser of products, or foreign government or foreign agency, in connection with the exportation of merchandise (including with respect to export licenses, exceptions, and other export authorizations and any filings required for or related to exportation of any item), the importation of merchandise (including the valuation or classification of imported merchandise, the duty treatment of imported merchandise, the eligibility of imported merchandise for favorable duty rates or other special treatment, country-of-origin marking, NAFTA Certificates, or other statements or certificates concerning origin, quota or visa rights) or other approvals required by a foreign government or agency or any other requirement relating to any International Trade Laws and Regulations.

                (iv) Neither the Company nor any of the Sellers have made any payment, offer, gift, promise to give, or authorized or otherwise participated in, assisted or facilitated any payment or gift related to the Company's business that is prohibited by the United States Foreign Corrupt Practices Act.

                (v) Neither the Company nor any of the Sellers have engaged in or otherwise participated in, assisted or facilitated any transaction related to the Company's business that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.

                (vi) The attached International Trade Compliance Schedule sets forth a list of each foreign jurisdiction to which the Company exports any products, equipment, software or technology, each foreign jurisdiction from which the Company imports any products, equipment, software or technology and each foreign jurisdiction to which the Company's products, equipment, software or technology (or products of such technology) are reexported.

                5R.     Intellectual Property Rights.

                (i) The attached Intellectual Property Schedule contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or, to the Company's knowledge, used by the Company, (b) pending patent applications and applications for other registrations of Intellectual Property Rights filed by or on behalf of the Company, and (c) material unregistered Intellectual Property Rights owned or used by the Company. The attached Intellectual Property Schedule also contains a complete and accurate list of all material licenses and other rights granted by the Company to any third party with respect to any Intellectual Property Rights and all material licenses and other rights granted by any third party to the Company with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Company owns and possesses sufficient title to and ownership of, or has sufficient valid and enforceable licenses to, all Intellectual Property Rights necessary for the operation of its business as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Without limiting the generality of the foregoing, the Company owns and possesses all right, title and interest in and to all Intellectual Property Rights created or developed by or under the direction or supervision of any of the Sellers relating to the business of the Company. To the knowledge of the Company, it is not and will not be necessary to utilize any Intellectual Property Rights of any of its employees developed, invented or made prior to their employment by the Company except for any such Intellectual Property Rights that have previously been assigned to the Company. Except as set forth on the attached Intellectual Property Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company has not had and would not reasonably be expected to have a Material Adverse Effect, and no loss or expiration of any Intellectual Property Right is pending or, to the Company's knowledge, threatened or reasonably foreseeable. The Company has taken commercially reasonable steps to maintain and protect its trade secrets. To the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company have taken commercially reasonable action to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                (ii) Except as set forth on the attached Intellectual Property Schedule, (a) there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned or used by the Company and, to the Company's knowledge, there is no basis for any such claim, (b) the Company has not received any notices of, and has no knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Rights (including any demand or request that the Company license any rights from a third party), (c) the conduct of the Company's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (d) to the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement will have no material adverse effect on the Company's right, title or interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule and all of such Intellectual Property Rights shall be owned or available for use by the Company on substantially identical terms and conditions immediately after the Closing.

                5S.     Litigation, etc. Except as set forth on the attached
Litigation Schedule, there are no (and, during the five years preceding the date hereof, there have not been any) actions, suits, proceedings (including any arbitration proceedings), orders or, to the Company's knowledge, investigations or claims pending or, to the Company's knowledge, threatened against the Company (or to the Company's knowledge, pending or threatened against any of the officers, directors or employees of the Company with respect to its business or proposed business activities), or pending or threatened by the Company against any Person, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries; and, to the Company's knowledge, there is no basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's businesses of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Except as set forth thereon, the Company is fully insured with respect to each of the matters set forth on the attached Litigation Schedule. The Company is not subject to any judgment, order or decree of any court or other governmental agency, and the Company has not received any opinion or memorandum or advice from its legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which could have a Material Adverse Effect.

                5T.     Brokerage. Except for the Company's obligations to
Broadview Associates, LLC for up to $682,000 and Montgomery Securities for up to $1,653,610 in each case pursuant to the agreements described on the Contracts Schedule attached hereto, there are and shall be no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Company is a party or to which the Company is subject.

                5U.     Insurance. The attached Insurance Schedule contains a
description of each insurance policy maintained by the Company with respect to its properties, assets and business, and each such policy shall be in full force and effect as of the Closing. The Company is not in default with respect to its obligations under any insurance policy maintained by it, and the Company has never been denied insurance coverage. Except as set forth on the attached Insurance Schedule, the Company has no self-insurance or co-insurance programs and, to the Company's knowledge, the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

                5V.     Employees. To the Company's knowledge, as of the date
hereof, no executive or key employee of the Company and no group of employees of the Company has any plans to terminate employment with the Company. The Company has no material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). The Employees Schedule attached hereto contains a correct and complete list of all employees of the Company who are not citizens of the United States and who are not permanent residents of the United States (together with a listing of each such employee's work authorization status and work authorization expiration date). None of the Company, the Sellers nor, to Company's knowledge, any of its other employees or consultants are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or other agreement or judgment, decree or order of any court or administrative agency, relating to, affecting or in conflict with the present or proposed business activities of the Company or such Person's duties to the Company, except for agreements between the Company and its present and former employees. The Company has not received any notice alleging that any violation of any such agreements has occurred. The Employees Schedule attached hereto contains a correct and complete list of all employees and consultants of the Company which have executed and delivered to the Company any (i) agreement providing for the nondisclosure by such Person of any confidential information of the Company or
(ii) agreement providing for the assignment or license by such Person to the Company of any Intellectual Property Rights (an "Inventions Agreement"). No current employee or consultant of the Company has, pursuant to an agreement specified in clause (ii) of the preceding sentence, excluded works or inventions made prior to his or her employment with the Company from any Inventions Agreement between the Company and such Person.

                5W.     ERISA.

                (i) The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

                (ii) The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees or any dependents of such employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code ("COBRA") or as required under applicable state law).

                (iii) The Company does not maintain, contribute to or have any actual or potential liability under (or with respect to) any employee plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA).

                (iv) The Company does not maintain, contribute to or have any actual or potential liability under (or with respect to) any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, other than the Netcom Systems, Inc. 401(k) Plan (the "401(k) Plan"). The 401(k) Plan is listed on the Employee Benefits Schedule.

                (v) Except as set forth on the attached Employee Benefits Schedule under the heading "Other Plans" (the "Other Plans"), the Company does not maintain, contribute to or have any actual or potential liability under (or with respect to) any material plan or arrangement providing benefits or remuneration to current or former employees or independent contractors, including any employment contract, bonus or incentive plan, plan for deferred compensation, employee health or other welfare benefit plan, severance arrangement or other material policy, program or arrangement, whether or not terminated.

                (vi) With respect to the 401(k) Plan and the Other Plans set forth on the attached Employee Benefits Schedule (the "Plans"), all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued. None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet.

                (vii) The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. The Company has timely complied with all reporting and disclosure obligations as they apply to the Plans, and the Company has complied with the requirements of COBRA. To the Company's knowledge, none of the Company or any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which would subject the Company or any trustee or administrator of the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which would subject any such party, to either a civil penalty assessed pursuant to Part 502(i) of ERISA, or any other penalty or excise tax or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or any other penalty or excise tax. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or, to the Company's knowledge, threatened which could result in or subject the Company to any liability and there are no circumstances which would give rise to or be expected to give rise to any such actions, suits or claims.

                (viii) A favorable determination letter from the Internal Revenue Service has been received by the Company with respect to the 401(k) Plan to the effect that it is qualified under Section 401(a) of the Code (including requirements imposed by the Tax Reform Act of 1986 and subsequent legislation), and, to the Company's knowledge, there are no circumstances which would cause the 401(k) Plan to lose such qualified status.

                (ix) The Company has provided the Purchasers with (a) the most recent favorable determination letter issued with respect to the 401(k) Plan and (b) true and complete copies of all documents pursuant to which the Plans are maintained and administered, including the most recent summary plan description.

                (x) For purposes of this Paragraph 5W, the term "Company" includes all organizations under common control with the Company pursuant to
Section 414 of the Code.

                5X.     Compliance with Laws; Permits; Certain Operations.
Except as set forth on the attached Compliance Schedule:

                        (i) The Company has complied and is in compliance with all applicable laws, ordinances, codes, rules, requirements and regulations of foreign, federal, state and local governments and all agencies thereof relating to the operation of its business and the maintenance and operation of its properties and assets. No notices have been received by and, to the Company's knowledge, no claims have been filed or threatened against the Company alleging a violation of any such laws, ordinances, codes, rules, requirements or regulations.

                        (ii) The Company holds and is in compliance with all permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of all foreign, federal, state and local governmental agencies required for the conduct of its business and the ownership of its properties (including as the same relate to International Trade Laws and Regulations and Environmental and Safety Requirements), and the attached Permits Schedule sets forth a list of all of such material permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations. No notices have been received by the Company alleging the failure to hold any of the foregoing. All of such material permits, licenses, bonds, approvals, accreditations, certificates, registrations and authorizations will be available for use by the Company immediately after the Closing.

                5Y.     Environmental and Safety Matters.

                (i)     Except as set forth on the attached Environmental
Schedule:

                        (a) The Company has complied with and is in compliance with all Environmental and Safety Requirements. The Company has not received any oral or written notice, report or information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities relating to it or its facilities arising under Environmental and Safety Requirements.

                        (b) Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                        (c) To the best of the Company's knowledge, none of the following exists at any property or facility owned, occupied or operated by the Company:

                                (1)     underground storage tanks;

                                (2) asbestos-containing material in any form or condition;

                                (3)     materials or equipment containing
                                        polychlorinated biphenyls; or

                                (4) landfills, surface impoundments or other disposal areas.

                        (d) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including any hazardous substance) or owned, occupied or operated any facility or property in a manner that has given or could give rise to any liabilities (including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements.

                        (e) The Company has not, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

                        (f) No Environmental Lien has attached to any property owned, leased or operated by the Company.

                5Z.     Affiliated Transactions. Except as set forth on the
attached Affiliated Transactions Schedule, no officer, director, shareholder, employee or Affiliate of the Company or, to the Company's knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company (including any Intellectual Property Rights).

                5AA. Names and Locations. Except as set forth on the attached Names and Locations Schedule, during the five-year period prior to the execution and delivery of this Agreement, the Company has not used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business. All of the tangible assets and properties of the Company are located at the locations set forth on the attached Names and Locations Schedule.

                5BB.    Suppliers and Customers. The Suppliers and Customers
Schedule attached hereto accurately sets forth a list of the top ten customers and suppliers of the Company by dollar volume of sales and purchases, respectively, for each of the fiscal years ended July 31, 1997 and July 31, 1996. The Company has not received any indication from any material supplier to the effect that, and the Company has no reason to believe that, such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise). The Company has not received any indication from any material customer of the Company to the effect that, and the Company has no reason to believe that, such customer will stop, or materially decrease the rate of, buying products of the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

                5CC.    Real Property. The Company does not own any real
property. The Real Property Schedule attached hereto sets forth a list of all of the leases, subleases and licenses ("Leases") of real property (the "Leased Real Property") in which the Company has a leasehold, subleasehold and licensed interest. The Company holds a valid and existing leasehold, subleasehold or license interest under each of the Leases. With respect to each Lease listed on the attached Real Property Schedule, there are no disputes, oral agreements, or forbearance programs in effect as to such Lease and the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease. Except for the Leased Real Property, there is no real property which is leased or otherwise used in the Company's business.

                5DD. Regulatory Status. Since its date of incorporation, the Company has not been, and as of the Closing Date shall not be, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended.

                5EE.    Margin Securities. The Company is not engaged in the
business of extending credit for the purpose of buying or carrying "margin securities" within the meaning of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve Board.

                5FF.    Small Business Matters. The Company acknowledges that
the SBIC Purchaser is a federally licensed SBIC under the SBIC Act. The Company, together with its "affiliates" (as that term is defined in 13 CFR Section 121.103), is a "small business concern" within the meaning of the SBIC Regulations, including 13 CFR Section 121.301. The information regarding the Company and its affiliates set forth in SBA Form 480, Form 652 and Parts A and B of Form 1031 delivered at the Closing will be accurate and complete. The Company does not presently engage in any activities for which an SBIC is prohibited from providing funds by the SBIC Regulations (including 13 CFR Section 107.720).

                5GG.    Disclosure. To the knowledge of the Sellers (other than
Henri Hamon and Stephane Johnson), there is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its shareholders, officers, directors or executive employees is aware which has had or would reasonably be expected to have a Material Adverse Effect.

                Section 6. Representations and Warranties of the Sellers. As a material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock hereunder, each Seller, with respect to itself and not jointly with respect to any of the other Sellers, hereby represents and warrants to the Purchasers and the Company as follows:

                6A.     Capacity; Power and Authority. Such Seller possesses all
requisite capacity, power and authority necessary to carry out the transactions contemplated by this Agreement.

                6B.     Authorization; No Breach. This Agreement and all other
agreements contemplated hereby to which such Seller is a party, when executed and delivered by such Seller in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. The execution and delivery by such Seller of this Agreement and all other agreements contemplated hereby to which such Seller is a party, the repurchase of the Repurchased Shares from such Seller hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by such Seller, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any lien, security interest, charge or encumbrance upon such Seller's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, or any law, statute, rule or regulation to which such Seller is subject, or any agreement, instrument, order, judgment or decree to which such Seller is subject, except for any filing, notice or authorization required pursuant to the Hart-Scott-Rodino Act.

                6C.     Title to Shares, etc. Such Seller is the record and
beneficial owner of, and has good and marketable title to, the Repurchased Shares set forth opposite such Seller's name on the Schedule of Sellers attached hereto, free and clear of all Liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (collectively, "Encumbrances"). At the Closing, such Seller shall sell to the Company good and marketable title to such Repurchased Shares free and clear of all Encumbrances.

                6D.     Brokerage. There are no claims for brokerage
commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which such Seller is a party or to which such Seller is subject. Such Seller shall pay, and hold the Company and the Purchasers and the other Sellers harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                6E.     Litigation, etc. There are no actions, suits,
proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to such Seller's knowledge, threatened against or affecting such Seller in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

                6F.     Company Transactions. Such Seller is not a party to or
bound by any agreement with respect to a Company Transaction other than this Agreement, and such Seller has terminated all discussions with third parties (other than the Purchasers) regarding Company Transactions.

                Section 7. Representations and Warranties of the Purchasers. As a material inducement to the Company and the Sellers to enter into this Agreement and take the actions set forth in Section 1, each Purchaser, with respect to itself and not jointly with respect to any of the other Purchasers, hereby represents and warrants to the Company and the Sellers as follows:

                7A.     Organization, Power and Authority. Such Purchaser (if
not a natural person) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

                7B.     Authorization; No Breach. The execution, delivery and
performance of this Agreement and all other agreements contemplated hereby to which such Purchaser is a party have been duly authorized by such Purchaser. This Agreement and all other agreements contemplated hereby to which such Purchaser is a party, when executed and delivered by such Purchaser in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Purchaser, enforceable in accordance with its terms. The execution and delivery by such Purchaser of this Agreement and all other agreements contemplated hereby to which such Purchaser is a party, the purchase of the Preferred Stock hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by such Purchaser, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or
(v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of such Purchaser, or any material law, statute, rule or regulation to which such Purchaser is subject, or any material agreement, instrument, order, judgment or decree to which such Purchaser is subject, except for any filing, notice or authorization required pursuant to the Hart-Scott-Rodino Act or the SBIC Act.

                7C.     Brokerage. There are no claims for brokerage
commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which such Purchaser is a party or to which such Purchaser is subject. Such Purchaser shall pay, and hold the Company and the Sellers and the other Purchasers harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                7D.     Investment Representations.

                (i) Such Purchaser is acquiring the Restricted Securities to be purchased by it hereunder for its own account, not as a nominee or agent, with the present intention of holding such securities for purposes of investment, and such Purchaser has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent such Purchaser or any subsequent holder of such Restricted Securities from transferring such securities in compliance with the provisions of Paragraph 11C below.

                (ii) Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                (iii) Such Purchaser understands that the purchase of the Restricted Securities involves substantial risk. Such Purchaser or its officers, members or partners has experience as an investor in securities of companies in the development or growth stage and acknowledges that such Purchaser is able to fend for itself, can bear the economic risk of such Purchaser's investment in the Restricted Securities and has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of its investment in the Restricted Securities.

                (iv) Such Purchaser understands that the Restricted Securities to be purchased by it hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that the Company's reliance on such exemption is predicated in part upon the representations of such Purchaser set forth herein.

                (v) Such Purchaser acknowledges that the offer and sale of the Restricted Securities to such Purchaser has not been accomplished by the publication of any advertisement.

                (vi) Such Purchaser has consulted its own tax advisor and is not relying on the Company or any Seller for tax advice.

                Section 8. Indemnification and Other Agreements.

                8A.     Survival of Representations and Warranties. The
representations and warranties in this Agreement shall survive the Closing as follows:

                (i) the representations and warranties in Paragraph 5O (Tax Matters), Paragraph 5Q (International Trade Laws and Regulations), Paragraph 5W (ERISA), Paragraph 5X (Compliance with Laws; Permits; Certain Operations), Paragraph 5Y (Environmental and Safety Matters) and Paragraph 5FF (Small Business Matters) shall terminate when the applicable statutes of limitations with respect to the liabilities in question expire (after giving effect to any extensions or waivers thereof), plus thirty (30) days;

                (ii) the representations and warranties in Paragraph 5B (Capital Stock and Related Matters), Paragraph 5T (Brokerage), Paragraph 6A (Capacity; Power and Authority), Paragraph 6C (Title to Shares), Paragraph 6D (Brokerage), Paragraph 6F (Company Transactions), Paragraph 7D (Brokerage), the first and second and last sentences of Paragraph 5D (Authorization; No Breach), the first sentence of Paragraph 6B (Authorization; No Breach) and the first and second sentences of Paragraph 7B (Authorization; No Breach) shall not terminate;

                  (iii) the representations and warranties in Paragraph 5R (Intellectual Property Matters) shall terminate on the second anniversary of the Closing Date; and

                (iv) all other representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall terminate sixty (60) days after the receipt by the Purchasers of the Company's audited financial statements for the fiscal year ended July 31, 1998 (together with a duly executed opinion with respect thereto from the Company's independent public accountants);

provided that any representation or warranty in respect of which indemnity may be sought under Paragraph 8B, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Paragraph 8A if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time. The representations and warranties in this Agreement shall survive for the periods set forth in this Paragraph 8A and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Party, or the knowledge of any Party's officers, directors, shareholders, employees or agents or the acceptance by any Party of any certificate or opinion hereunder.

                8B.     General Indemnification.

                (i) Indemnification by the Sellers. Each of the Sellers shall indemnify each of the Company and the Purchasers and their respective Affiliates, shareholders (other than the Sellers), partners, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Company Parties") and save and hold each of them harmless against and pay on behalf of or reimburse such Company Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses"), which any such Company Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any breach of any representation or warranty of the Company or the Sellers under Section 5 (other than Paragraph
5R) or Section 6 of this Agreement; (b) any breach of any representation or warranty of the Company or the Sellers under Paragraph 5R of this Agreement; (c) any nonfulfillment or breach of any covenant or agreement by the Company or any of the Sellers under this Agreement required to be performed or complied with by the Company or any of the Sellers at or prior to the Closing; (d) any nonfulfillment or breach of any covenant or agreement by any of the Sellers under this Agreement required to be performed or complied with by any of the Sellers after the Closing; or (e) any claim by any Person (other than the Purchasers) with respect to, or arising as a result of, any Company Transaction (other than the Company Transaction that is the subject of this Agreement); provided that the Sellers shall not have any liability under clauses (a), (c),
(d) or (e) above (other than with respect to the representations and warranties contained in Paragraph 5B and Paragraph 6C and the covenants and agreements contained in this Section 8) unless the aggregate of all Losses relating thereto for which the Sellers would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $250,000, and then the Sellers shall be liable only to the extent of such excess; and provided further that the Sellers shall not have any liability under clause (b) above unless the aggregate of all Losses relating thereto for which the Sellers would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $1,000,000, and then the Sellers shall be liable only to the extent of such excess; and provided further that the Sellers' aggregate liability under clauses (a), (b), (c) and (d) above (other than with respect to the representations and warranties contained in Paragraph 5B and Paragraph 6C and the covenants and agreements contained in this
Section 8) shall in no event exceed $15,000,000 (it being understood, however, that nothing in this Agreement (including this Paragraph 8B) shall limit or restrict any of the Company Parties' right to maintain or recover any amounts in connection with any action or claim based upon fraudulent misrepresentation or deceit). All indemnification payments for the benefit of the Company under this Paragraph 8B shall be deemed to be adjustments to the Repurchase Price set forth in Paragraph 1A above. All indemnification payments for the benefit of any Purchaser under this Paragraph 8B shall be deemed to be adjustments to the Purchase Price set forth in Paragraph 1B above. In no event shall the Sellers' obligations in respect of the indemnification provided for in this Paragraph 8B, or any expense reimbursement obligation of the Company provided for herein, be treated as subordinated indebtedness of the Company or as a restricted payment pursuant to any agreement to which the Company is a party or be otherwise restricted or deferred. Subject to the limitations set forth above, if and to the extent any provision of this Paragraph 8B is unenforceable for any reason, each Seller hereby agrees to make the maximum contribution to the payment and satisfaction of any Loss for which indemnification is provided for in this Paragraph 8B which is permissible under applicable laws. Notwithstanding any provision herein to the contrary, in no event shall the Sellers be obligated to make duplicative indemnity payments hereunder (i.e., if the Company incurs a Loss for which it is entitled to (and actually receives) indemnification from the Sellers hereunder, the Sellers shall not thereafter be liable to the Purchasers or any other Company Parties for the same Loss, unless the Purchasers or any such other Company Parties have also incurred a Loss with respect to the matter which gave rise to such indemnification obligation). Except with respect to injunctive relief, the Company and the Purchasers acknowledge and agree (on behalf of themselves and the other Company Parties) that from and after the Closing their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Paragraph 8B.

                (ii) Indemnification by the Purchasers. Each Purchaser shall, with respect to the representations, warranties, covenants and agreements made by such Purchaser and not with respect to the representations, warranties, covenants or agreements made by any of the other Purchasers, indemnify the Company and its Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") and hold them harmless against any Losses which the Purchaser Indemnified Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any breach of any representation or warranty of such Purchaser under Section 7 of this Agreement; or (b) any nonfulfillment or breach of any covenant or agreement by such Purchaser under this Agreement.

                (iii) Nature of Certain Indemnification Obligations. The representations and warranties of each of the Sellers in Section 6 of this Agreement and the covenants and agreements made by each of the Sellers under this Agreement (other than as specifically set forth in this Paragraph 8B) in such Seller's individual capacity that are required to be performed or complied with by such Seller after the Closing (such as those set forth in Paragraphs 8D and 8E of this Agreement) are several obligations. This means that the particular Seller making the representation, warranty, covenant or agreement will be solely responsible for any Losses the Company Parties may suffer as a result of any breach or nonfulfillment of any such representations, warranties, covenants or agreements. The other representations and warranties made in or pursuant to this Agreement and the covenants and agreements made by the Company and the Sellers under this Agreement that are required to be performed or complied with by the Company or the Sellers at or prior to the Closing are subject to the following provisions. Each Seller shall be responsible to the extent provided in this Paragraph 8B only for its Pro Rata Share of any particular Loss the Company Parties may suffer as a result of any breach or nonfulfillment of such representations, warranties, covenants and agreements. "Pro Rata Share" means with respect to the share of any Seller in a particular Loss that fraction equal to the portion of the Repurchase Price allocable to the Repurchased Shares held by such Seller over the Repurchase Price.

                (iv) Calculation of Losses; Manner of Payment. The Parties shall make appropriate adjustments for tax consequences and insurance coverage in determining the amount of any Losses for purposes of this Paragraph 8B. Any indemnification of the Company Parties or the Purchaser Indemnified Parties pursuant to this Paragraph 8B shall be effected by wire transfer of immediately available funds from one or more of the Sellers or the Purchasers, as the case may be, to an account designated by any Company Party or Purchaser Indemnified Party, as the case may be, within 15 days after the determination thereof. Any such indemnification payments shall include interest at the Applicable Rate calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. Any amounts owing from the Sellers pursuant to this Paragraph 8B shall first be made to the extent possible from the Escrow Funds (as defined in the Escrow Agreement) in the Escrow Account and thereafter shall be made directly by the Sellers in accordance with the terms of this Paragraph 8B(iv).

                (v) Defense of Third Party Claims. Any Person making a claim for indemnification under this Paragraph 8B (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that, prior to the Indemnitor assuming control of such defense it shall first verify to the Indemnitee in writing that such Indemnitor shall be responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification (to the extent provided in this Paragraph 8B) and that it shall provide indemnification (whether or not otherwise required hereunder) to the Indemnitee (to the extent provided in this Paragraph 8B) with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder; and provided further, that:

                        (1) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any reasonable fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor);

                        (2) the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) the claim seeks an injunction or equitable relief against the Indemnitee; (C) the Indemnitee has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; (D) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; or (E) the Indemnitee reasonably believes that the Loss relating to the claim could exceed the maximum amount that such Indemnitee could then be entitled to recover under the applicable provisions of Paragraph 8B; and

                        (3) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

                (vi) Certain Waivers and Consents. Each Seller hereby agrees that such Seller shall not make any claim for indemnification against the Company (whether pursuant to the Articles of Incorporation or any indemnification agreement existing between the Company and such Seller or under applicable law or otherwise) by reason of the fact that such Seller is or was a shareholder, director, officer, employee or agent of the Company or is or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Company Parties against such Seller pursuant to this Agreement and such Seller hereby acknowledges and agrees that such Seller shall have no claims or right to contribution or indemnity from the Company with respect to any amounts paid by the Sellers pursuant to this Paragraph 8B. Except as provided in the immediately preceding sentence, nothing in this Paragraph 8B(vi), however, shall prohibit, restrict or modify any right of the Sellers to receive indemnification from the Company to the extent such Seller is otherwise entitled to indemnification pursuant to the Articles of Incorporation or any indemnification agreement existing between the Company and such Seller and applicable law with respect to any claim which does not give rise to or evidence the existence of a breach of any of the representations, warranties, covenants or agreements of the Company or the Sellers contained in this Agreement and which does not give rise to or evidence the existence of an indemnification obligation by the Sellers pursuant to this Paragraph 8B. Each of the Purchasers and the Sellers hereby consents to the consummation of the Repurchase Transaction and the transactions contemplated by the Stock Purchase Agreement pursuant to Sections 502, 503 and 506 of the General Corporation Law of the State of California as in effect as of the date hereof and as of the Closing Date. Each of the Purchasers and the Sellers has received historical financial information regarding the Company (including the Latest Balance Sheet) and has also received pro forma financial information after giving effect to the Repurchase Transaction and the transactions contemplated by the Stock Purchase Agreements.

                8C.     Press Release and Announcements. Unless required by law
(in which case each Party agrees to consult with the other Parties prior to any such disclosure as to the form and content of such disclosure), no press releases or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released prior to the Closing without the consent of the Company, the Requisite Purchaser and the Seller Representative.

                8D.     Non-Compete; Non-Solicitation.

                (i) Each Seller (which, for purposes of this Paragraph 8D only, shall exclude Richard Bass) acknowledges that such Seller is familiar with the trade secrets of the Company and with other confidential information concerning the Company, including all (a) inventions, technology and research and development of the Company, (b) customers and clients and customer and client lists of the Company, (c) products (including products under development) and services of the Company and related costs and pricing structures and manufacturing techniques, (d) accounting and business methods and practices of the Company and (e) similar and related confidential information and trade secrets of the Company. Each Seller further acknowledges that such Seller's services have been and shall be of special, unique and extraordinary value to the Company, that such Seller (in the case of the Seller Representative) is the founder of the Company and that each such Seller has been substantially responsible for the growth and development of the Company and the creation and preservation of the Company's goodwill. Each Seller acknowledges and agrees that the Company would be irreparably damaged if such Seller were to provide services to any Person competing with the Company or engaged in a similar business and that such competition by such Seller would result in a significant loss of goodwill by the Company. Each Seller further acknowledges and agrees that the covenants and agreements set forth in this Paragraph 8D were a material inducement to the Purchasers to enter into this Agreement and to perform their obligations hereunder, and that the Purchasers would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if such Seller breached the provisions of this Paragraph 8D. Therefore, in further consideration of the Repurchase Price to be paid to the Sellers hereunder for the Repurchased Shares (which Repurchase Price is being funded in part with the proceeds from the Investment Transaction hereunder) and the goodwill of the Company sold by the Sellers, each Seller agrees that until the second anniversary of the date of such Seller's termination of employment with the Company and its Subsidiaries, such Seller shall not directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage anywhere in the Restricted Territories in any business competing with, or similar to, the business of the Company and any of its Subsidiaries, including any business engaged in the design, manufacture, assembly, development, sale or distribution of network test and measurement equipment (including as the same is used in the LAN and WAN equipment markets); provided that nothing herein shall prohibit such Seller from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded so long such Seller has no active participation in the business of such Person, and provided, further, that, notwithstanding anything herein to the contrary, in the event that either Jing Zhang or Stephane Johnson is involuntarily terminated by the Company without Cause, the obligations of such Seller pursuant to this Paragraph 8D shall terminate at the earlier of (x) the first anniversary of the date of such Seller's termination of employment with the Company and its Subsidiaries or (y) such time following such Seller's termination of Employment with the Company and its Subsidiaries as the Company shall cease to pay such Seller an amount, in accordance with the Company's regular payroll practices, equal to the base salary payable to such Seller immediately prior to the termination of such Seller's employment with the Company and its Subsidiaries. For purposes of this Agreement, "Cause" shall mean
(a) Seller's continued failure to perform his duties and responsibilities in good faith and to the best of his ability for a period of thirty days after written notice thereof from the Company to Seller; (b) Seller personally engaging in fraud, (c) a Seller being convicted of a felony; (d) a Seller breaching any material term of this Agreement or any other agreement with the Company which continues uncured for a period of thirty days after written notice; (e) a Seller's commencement of employment with another employer while he is an employee of the Company; or (f) material nonconformance with the Company's standard business practices and policies generally known by Company's employees, made known or made available to a Seller or delivered in writing to a Seller. In addition, for purposes of this Agreement, "Restrictive Territories" shall mean
(i) the California counties of Los Angeles, Orange, San Bernadino, San Diego, Ventura, Fresno, Alameda, Alpine, Amador, Butte, Calaveras, Colusa, Contra Costa, Del Norte, El Dorado, Glenn, Humboldt, Imperial, Inyo, Kern, Kings, Lake, Lassen, Madera, Marin, Mariposa, Mendocino, Merced, Modoc, Mono, Monterey, Napa, Nevada, Placer, Plumas, Riverside, Sacramento, San Benito, San Francisco, San Joaquin, San Luis Obispo, San Mateo, Santa Barbara, Santa Clara, Santa Cruz, Shasta, Sierra, Siskiyou, Solano, Sonoma, Stanislaus, Sutter, Tehama, Trinity, Tulare, Tuolumne, Yolo and Yuba, and (ii) any other states, possessions, territories or jurisdictions of the United States of America and all other countries, nations, territories and areas of the world. Each Seller acknowledges that the business of the Company and its Subsidiaries has been conducted on a worldwide scale (including as the same relates to the design, production, promotion, marketing and sale of its products and services), that a significant percentage of the Company's sales are made in foreign jurisdictions and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Company's business being sold by the Sellers pursuant to this Agreement.

                (ii) For so long as a Seller has continuing obligations under Paragraph 8D(i) above, such Seller shall not directly, or indirectly through another entity, (a) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (b) hire any person who was an employee of the Company or any of its Subsidiaries at any time during the six month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the Parties so as to avoid any disputes under this Paragraph 8D(ii) that any such hiring within such six month period is in violation of clause (a) above), or (c) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Company or any of its Subsidiaries in order to induce or attempt to induce such Person to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including making any negative statements or communications about the Company or any of its Subsidiaries).

                (iii) If, at the time of enforcement of the covenants contained in this Paragraph 8D (the "Restrictive Covenants"), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Each Seller has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Company's business and the substantial investment in the Company made by the Purchasers hereunder. Each Seller further acknowledges and agrees that the Restrictive Covenants are being entered into by such Seller solely in connection with the sale by such Seller of the goodwill of the Company's business and not directly or indirectly in connection with such Seller's employment or other relationship with the Company.

                (iv) If a Seller breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                        (a) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                        (b) the right and remedy to require such Seller to account for and pay over to the Company any profits, monies, accruals, increments or other benefits derived or received by such Seller as the result of any transactions constituting a breach of the Restrictive Covenants.

                (v) In the event of any breach or violation by a Seller of any of the Restrictive Covenants, the time period of such covenant with respect to such Seller shall be tolled until such breach or violation is resolved.

                8E.     Confidentiality. The Purchasers acknowledge that all
"confidential information" (as defined in the Confidentiality Agreement) provided to them by the Company is subject to the terms of a Confidentiality Agreement between the Company and one or more of the Purchasers (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. If the transactions contemplated hereby are not consummated, the Purchasers shall return to the Company and keep confidential all information and materials regarding the Company and the Sellers reasonably designated by the Company as confidential (except to the extent (i) disclosure of such information is required by law, (ii) the information was previously known to the Purchasers or (iii) the information becomes publicly known except through the actions or inactions of the Purchasers). Effective upon the consummation of the transactions contemplated hereby, the Confidentiality Agreement shall terminate. Whether or not the transactions contemplated hereby are consummated, the Company and the Sellers shall return to the Purchasers and keep confidential all information and materials regarding any of the Purchasers reasonably designated by any of the Purchasers as confidential (except to the extent (i) disclosure of such information is required by law, (ii) the information was previously known to the Company or the Sellers or (iii) the information becomes publicly known except through the actions or inactions of the Company or the Sellers). If the transactions contemplated hereby are consummated, each Seller agrees not to disclose or use at any time, either during such Seller's employment or consultancy with the Company or thereafter, any Confidential Information (whether or not such information is or was developed by such Seller), except to the extent that such disclosure or use is directly related to and required by the performance of such Seller's duties to the Company. Such Seller further agrees to take all appropriate steps to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In the event any Seller is required by law to disclose any Confidential Information, such Seller shall promptly notify the Company in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with the Company to preserve the confidentiality of such information consistent with applicable law.

                8F.     Intellectual Property Rights Protection. The Sellers
shall provide the Company and its Subsidiaries and their respective successors, assigns or other legal representatives full and reasonable cooperation and assistance at the Company's or such Subsidiary's request and expense in the protection of all Intellectual Property Rights now or hereafter owned or used by the Company or any of its Subsidiaries against any claims or demands of invalidity or unenforceability, and in the prosecution or defense of any interference, opposition, reexamination, reissue, infringement or other proceeding that may arise in connection with the Company's or any of its Subsidiaries' right, title and interest in and to such Intellectual Property Rights, including execution and delivery of any and all affidavits, testimonies, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required.

                8G.     Dispute Resolution.

                (i) In the event of any dispute or disagreement between the Parties following the Closing as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder, the matter, upon the written request of any Party, shall be referred to representatives of the Parties for decision (the "Representatives"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each of the Parties shall be free to exercise the remedies available to it under Paragraph 8G(ii) below.

                (ii) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the transactions arising hereunder which is not resolved by negotiation pursuant to Paragraph 8G(i) above shall be settled exclusively by arbitration in the City of Los Angeles, California. Such arbitration shall be administered by the Center for Public Resources Institute for Dispute Resolutions (the "Institute") in accordance with its then prevailing Rules for Non-Administered Arbitration of Business Disputes (except as otherwise provided herein) by one independent and impartial arbitrator who shall be selected by the Sellers and the Purchasers in accordance with such Rules. Notwithstanding anything to the contrary provided in Paragraph 11O hereof, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.
Section 1 et seq. The fees and expenses of the Institute and the arbitrator shall be shared equally by the Company on the one hand and the Sellers on the other hand and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) and interest at the Applicable Rate to the prevailing Party or Parties. The arbitrator shall permit and facilitate such discovery as the Party initiating such claim shall reasonably request. The arbitrator shall render his or her award within 90 days of the conclusion of the arbitration hearing. The arbitrator shall be expressly empowered to determine the amount of any Losses subject to indemnification hereunder in accordance with the terms and provisions of this Agreement. Notwithstanding anything to the contrary provided in this Paragraph 8G(ii) and without prejudice to the above procedures, any Party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such Party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review (absent manifest error), and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding anything to the contrary provided in Paragraph 8G(i) or this Paragraph 8G(ii), the Company or the Purchasers may elect to enforce any of the provisions of Paragraphs 8D or 8E or the Exhibits attached hereto by application to a court of competent jurisdiction for equitable or legal relief (including damages or injunctive relief) rather than pursuant to the above procedures.

                8H.     Further Assurances. In case at any time after the
Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Paragraph 8B above).

                8I.     Option Re-Pricing. Promptly following the Closing, the
Company shall secure an independent third party valuation regarding the fair market value of the Company's Common Stock. In the event that the subsequently determined fair market value of the Company's Common Stock is less than the exercise price of any stock options issued and outstanding as of the Closing, the Company shall take all necessary action to re-price such stock options to match the then-assessed fair market value of the Company's Common Stock.

                8J.     Option Grants. The Parties acknowledge that, following
the Closing, the Company intends to grant options to purchase an aggregate of 1,285,000 shares of the Company's Common Stock to the holders of options to purchase the Company's Common Stock immediately prior to the Closing (other than James C. Jordan), and that the exercise price for such options shall be equal to the fair market value of the Company's Common Stock at the time of grant.

                Section 9. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                "Affiliated Group" means any affiliated group as defined in Code
Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which the Company or any of its Subsidiaries was a member.

                "Agreement" has the meaning set forth in the Preamble.

                "Applicable Rate" means the base rate basis charged by the Bank from time to time pursuant to the Senior Loan Documents.

                "Articles of Incorporation" has the meaning set forth in Paragraph 1A(i).

                "Bank" means NationsBank of Texas, N.A., a national banking association.

                "Bylaws" has the meaning set forth in Paragraph 2C.

                "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                "Closing" has the meaning set forth in Paragraph 1D.

                "Closing Date" has the meaning set forth in Paragraph 1D.

                "COBRA" has the meaning set forth in Paragraph 5W(ii).

                "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                "Common Stock" has the meaning set forth in Paragraph 1A(i).

                "Company Parties" has the meaning set forth in Paragraph 8B(i).

                "Company Transaction" has the meaning set forth in Paragraph 4J.

                "Confidential Information" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that is or was disclosed to, or developed or learned by, any Seller and that relates to the business, products, services or research or development of the Company or its Subsidiaries or their respective suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company's suppliers, distributors and customers and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) and (v) other Intellectual Property Rights. Confidential Information shall not include information that a Seller can demonstrate is publicly known through no wrongful act or breach of any obligation of confidentiality or was rightfully received by such Seller from a third party without a breach of any obligation of confidentiality by such third party.

                "Confidentiality Agreement" has the meaning set forth in Paragraph 8E.

                "Encumbrances" has the meaning set forth in Paragraph 6C.

                "Environmental Lien" shall mean any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company arising under any Environmental and Safety Requirements.

                "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation or radon), each as amended and as now or hereafter in effect.

                "ERISA" has the meaning set forth in Paragraph 5W(i).

                "Escrow Account" has the meaning set forth in Paragraph 1D(iii).

                "Escrow Agent" means First Trust of California, National Association.

                "Escrow Agreement" has the meaning set forth in Paragraph 1D(v).

                "Escrow Amount" has the meaning set forth in the Escrow
Agreement.

                "Exchange Act" means, the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                "401(k) Plan" has the meaning set forth in Paragraph 5W(iv).

                "Financing" means the purchase of Preferred Stock by the SBIC Purchaser hereunder.

                "GAAP" means United States generally accepted accounting principles.

                "Governmental Approvals" has the meaning set forth in Paragraph 2Q.

                "Hart-Scott-Rodino Act" has the meaning set forth in Paragraph
2Q.

                "Indebtedness" means at a particular time, without duplication,
(i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

                "Indemnitee" has the meaning set forth in Paragraph 8B(v).

                "Indemnitor" has the meaning set forth in Paragraph 8B(v).

                "Institute" has the meaning set forth in Paragraph 8G(ii).

                "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), and (vii) copies and tangible embodiments thereof (in whatever form or medium).

                "International Trade Laws and Regulations" shall mean all federal, state, local and foreign statutes, executive orders, proclamations, regulations, rules, directives, decrees, ordinances and similar provisions having the force or effect of law and all judicial and administrative orders, rulings, determinations and common law concerning the importation of merchandise, the export or reexport of products, services and technology, the terms and conduct of international transactions, making or receiving international payments and the authorization to hold an ownership interest in a business located in a country other than the United States, including but not limited to the Tariff

Act of 1930 as amended and other laws administered by the United States Customs Service, regulations issued or enforced by the United States Customs Service, the Export Administration Act of 1979 as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, the Arms Export Control Act, the International Traffic in Arms Regulations, any other export controls administered by an agency of the United States government, Executive Orders of the President regarding embargoes and restrictions on trade with designated countries and Persons, the embargoes and restrictions administered by the United States Office of Foreign Assets Control, the Foreign Corrupt Practices Act, the antiboycott regulations administered by the United States Department of Commerce, the antiboycott regulations administered by the United States Department of the Treasury, legislation and regulations of the United States and other countries implementing the North American Free Trade Agreement (NAFTA), antidumping and countervailing duty laws and regulations, laws and regulations by other countries concerning the ability of U.S. Persons to own businesses and conduct business in those countries, restrictions by other countries on holding foreign currency and repatriating funds and other laws and regulations adopted by the governments or agencies of other countries relating to the same subject matter as the United States statutes and regulations described above.

                "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interests (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                "Investment Transaction" has the meaning set forth in Paragraph 1B.

                "Latest Balance Sheet" has the meaning set forth in Paragraph 5E(i).

                "Leased Real Property" has the meaning set forth in Paragraph
5CC.

                "Lien" or "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

                "Loss" or "Losses" has the meaning set forth in Paragraph 8B(i).

                "Material Adverse Effect" means a material and adverse effect upon the business, operations, assets, liabilities, financial condition, operating results, cash flow, net worth or employee, customer or supplier relations of the Company.

                "Netcom Europe" has the meaning set forth in Paragraph 1A(ii).

                "Other Plans" has the meaning set forth in Paragraph 5W(v).

                "Other Sellers" has the meaning set forth in Paragraph 2H.

                "Party" or "Parties" has the meaning set forth in the Preamble.

                "Permitted Encumbrances" shall mean (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Company's business; (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property;
(iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used in connection with the Company's business; (v) Liens of landlords or lessors under leases arising by contract or operation of law;
(vi) Liens arising from purchase money or capitalized leases for capital assets used in Company's business and rights of lessors under capital leases; provided that no such Liens shall extend to any assets of the Company other than those financed by such purchase money obligation or capital lease (and the proceeds thereof); (vii) Liens incurred to secure the purchase price, cost of construction or improvement of property or Liens incurred to secure the Indebtedness incurred to finance such purchase price or cost; provided that (a) any such Lien shall attach only to the property so purchased, constructed or improved, and (b) the amount of Indebtedness secured by any such Liens hall not exceed the purchase price of such property; (viii) Liens in favor of customs and revenue authorities which secure payment of customs in connection with the importation of goods in the ordinary course of business; (ix) Liens which constitute rights of set-off of a customary nature or bankers' Liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business; and (x) Liens on insurance policies or the proceed of insurance policies incurred solely to secure the financing of premiums owing with respect thereto.

                "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                "Plans" has the meaning set forth in Paragraph 5W(vi).

                "Preferred Stock" has the meaning set forth in Paragraph
1A(iii).

                "Product Certifications" has the meaning set forth in Paragraph 5I(ii).

                "Purchase Price" has the meaning set forth in Paragraph 1B.

                "Purchaser Indemnified Parties" has the meaning set forth in Paragraph 8B(ii).

                "Purchaser" or "Purchasers" has the meaning set forth in the Preamble.

                "Registration Agreement" has the meaning set forth in Paragraph 2E.

                "Release" shall have the meaning set forth in CERCLA.

                "Representatives" has the meaning set forth in Paragraph 8G(i).

                "Repurchase Price" has the meaning set forth in Paragraph 1A(v); provided that, for purposes of Paragraph 8B(iii), "Repurchase Price" means $146,242,089.

                "Repurchase Transaction" has the meaning set forth in Paragraph 1C.

                "Repurchased Shares" has the meaning set forth in Paragraph
1A(v).

                "Requisite Purchasers" means those Purchasers holding at least 66-2/3% of the Common Stock issued or issuable upon conversion of the Convertible Preferred Stock held (or to be purchased) by all of the Purchasers.

                "Restrictive Covenants" has the meaning set forth in Paragraph 8D(iii).

                "Restricted Securities" means (i) the Preferred Stock issued hereunder, (ii) the Common Stock issued upon conversion of the Convertible Preferred Stock issued hereunder, (iii) any other securities of the Company held by any of the Parties (including any Common Stock held by the Sellers) as of the Closing Date and (iv) any securities issued or exchanged with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Paragraph 11C(v) have been delivered by the Company in accordance with Paragraph 11C(v). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Paragraph 11C(v).

                "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof.

                "SBIC" means a Small Business Investment Company licensed by the SBA under the SBIC Act.

                "SBIC Act" means the Small Business Investment Act of 1958, as amended.

                "SBIC Purchaser" means NationsBanc Capital Corp.

                "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

                "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                "Seller or Sellers" has the meaning set forth in the preamble.

                "Seller Representative" means Marc Hamon.

                "Senior Debt Transaction" means the financing to be provided to the Company at the Closing pursuant to the Senior Loan Documents.

                "Senior Loan Documents" means the Credit Agreement, dated as of the Closing Date, by and among the Company, the Bank and the other lenders named therein, and all other agreements and instruments contemplated thereby, in each case as the same may be amended or modified from time to time in accordance with their respective terms.

                "Shareholders Agreement" has the meaning set forth in Paragraph 2D.

                "Stock Option Plans" has the meaning set forth in Paragraph 2F.

                "Stock Purchase Agreement" has the meaning set forth in Paragraph 2H.

                "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                "Third Party Approvals" has the meaning set forth in Paragraph
2P.

                "Treasury Regulations" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

                Section 10. Termination.

                10A.    Conditions of Termination. This Agreement may be
terminated at any time prior to the Closing:

                (i)     by the mutual written consent of the Parties;

                (ii) by the Requisite Purchasers if there has been a material misrepresentation, material breach of warranty or material breach of a covenant by the Company or any Seller in the representations and warranties or covenants set forth in this Agreement or the Schedules and Exhibits attached hereto, which in the case of any breach of covenant has not been cured within twenty (20) days after written notification thereof by the Requisite Purchasers to the Company and the Sellers;

                (iii) by the Company and the Sellers if there has been a material misrepresentation, material breach of warranty or material breach of covenant by the Purchasers in the representations and warranties or covenants set forth in this Agreement or the Schedules and Exhibits attached hereto, which in the case of any breach of covenant has not been cured within twenty (20) days after written notification thereof by the Company and the Sellers to the Purchasers; or

                (iv) by the Requisite Purchasers or the Company and the Sellers if the transactions contemplated hereby have not been consummated by September 15, 1997; provided that the Party electing termination pursuant to this clause (iv) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the Schedules and Exhibits attached hereto.

In the event of termination by either the Requisite Purchasers or the Company and the Sellers pursuant to this Paragraph 10A, written notice thereof (describing in reasonable detail the basis therefor) shall forthwith be delivered to the other Parties.

                10B.    Effect of Termination. In the event of termination of
this Agreement by either the Requisite Purchasers or the Company and the Seller Representative as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in the last two sentences of Paragraph 4J and Paragraphs 8E, 10A, 10B, 11A, 11B, 11D, 11E, 11F, 11G, 11H, 11I, 11J, 11M, 11O, 11P, 11Q and 11R shall survive such termination indefinitely, and except that nothing in Paragraph 10A or this Paragraph 10B shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

                Section 11. Miscellaneous.

                11A.    Fees and Expenses. Each Party shall pay all of its own
fees and expenses (including fees and expenses of legal counsel, accountants, investment bankers and other representatives and consultants) in connection with this Agreement and the consummation of the transactions contemplated hereby; provided that upon the consummation of the Closing hereunder, the Company shall pay all such fees and expenses incurred by the Parties or reimburse the Parties for such fees and expenses. In addition, the Company shall pay, and shall hold each Purchaser harmless against liability for the payment of, all stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Preferred Stock or the issuance of any Common Stock upon conversion of the Convertible Preferred Stock. If any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any Party, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorneys' fees and expenses) from the Party against which such action or proceeding is brought in addition to any other relief to which such prevailing Party may be entitled.

                11B.    Remedies. The Purchasers shall have all rights and
remedies set forth in this Agreement and the Articles of Incorporation and all rights and remedies which the Purchasers have been granted at any time under any other agreement or contract executed in connection with the transactions contemplated hereby and, with respect to any additional rights the Purchasers may have against the Company, all of the rights which the Purchasers have under applicable law. Each of the

Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

                11C.    Transfer of Restricted Securities.

                (i)     Restricted Securities are transferable only pursuant to
(a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

                (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in clause (a) or (b) of subparagraph
(i) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis, Wilson Sonsini Goodrich & Rosati or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis, Wilson Sonsini Goodrich & Rosati or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates or instruments, as the case may be, for such Restricted Securities which do not bear the Securities Act legend set forth in Paragraph 11C(v) below. If the Company is not required to deliver new certificates or instruments, as the case may be, for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Paragraph 11C(ii) and Paragraph 11C(v) below.

                (iii) Upon the request of a holder of Restricted Securities, the Company shall promptly supply to such holder or such holder's prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

                (iv) If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Paragraph 11C(v) from the certificates or instruments, as the case may be, representing such Restricted Securities.

                (v) Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

        "The securities represented hereby have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented hereby is subject to the conditions specified in the Recapitalization Agreement dated as of August 29, 1997, by and among the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

                11D.    Consent to Amendments. This Agreement may be amended, or
any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon the Company only if set forth in a writing executed by the Company and referring specifically to the provision alleged to have been amended or waived, any such amendment or waiver shall be binding upon the Sellers only if set forth in a writing executed by the Seller Representative and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon the Purchasers only if set forth in a writing executed by the Requisite Purchasers and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

                11E.    Successors and Assigns.

                        (i) This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any Seller, or assigned or delegated by the Company prior to the Closing, without the prior written consent of the Requisite Purchasers.

                        (ii) Each of the Purchasers may (at any time prior to the Closing), in its sole discretion, assign in whole or in part its rights and obligations pursuant to this Agreement (including the right to purchase any Preferred Stock) to one or more of its Affiliates, and each of the Purchasers may, in its sole discretion, direct the Company to convey any Preferred Stock to one or more of its Affiliates subject to compliance with applicable securities laws. In connection with any such assignment, the assigning Purchaser shall cause the prospective assignee to execute and deliver to the Parties a counterpart to this Agreement and the Shareholders Agreement and an acknowledgment by such Person agreeing to be bound by all terms and provisions hereof as a "Purchaser" hereunder and as "Investor" and "Shareholder" under the Shareholders Agreement. Each of the Purchasers and, following the Closing, the Company and its Subsidiaries may assign its rights pursuant to this Agreement, including its rights to indemnification, to any of its lenders as collateral security. Each of the Purchasers and, following the Closing, the Company and its Subsidiaries may assign this Agreement and its rights and obligations hereunder in connection with a merger or consolidation involving the Company or any of its Subsidiaries or in connection with a sale of stock or assets of the Company or any of its Subsidiaries or other disposition of the Company or any of its Subsidiaries.

                11F.    Severability. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                11G.    Counterparts. This Agreement may be executed
simultaneously in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

                11H.    Descriptive Headings; Interpretation. The headings and
captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                11I.    Entire Agreement. This Agreement and the agreements and
documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings (including that certain letter agreement, dated July 20, 1997, between Summit Partners, L.P., Montgomery Securities and the Company), whether written or oral, relating to such subject matter in any way.

                11J.    No Third-Party Beneficiaries. This Agreement is for the
sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

                11K. Schedules. Nothing in any Schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such Schedule identifies the exception with particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one Schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the substance of such exception is disclosed as provided herein on each such other applicable Schedule or a specific cross-reference to a disclosure on another Schedule is made.

                11L.    Cooperation on Tax Matters. The Parties shall cooperate
fully, as and to the extent reasonably requested by each Party and at the requesting Party's expense, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (i) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by any Party, any extensions thereof) applicable to such taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give each Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any Party so requests, the Purchasers, the Company or the Sellers, as the case may be, shall allow such party to take possession of such books and records.

                11M.    Schedules and Exhibits. All Schedules and Exhibits
attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                11N.    Treatment of the Preferred Stock. The Company covenants
and agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as nondeductible dividends on all of its tax returns, (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports. The Company agrees that the "issue price" of the Redeemable Preferred Stock for purposes of Code Section 305 is equal to $100 per share. Accordingly, the Company will not report the Redeemable Preferred Stock as having any constructive distributions under Code
Section 305. The Company agrees that the Convertible Preferred Stock is stock which participates in corporate growth to a significant extent within the meaning of Treasury Regulation 1.305-5(a), and hence will not be treated as preferred stock for purposes of Code Section 305 and the regulations thereunder. Accordingly, the Company has determined that there will not be constructive dividends under Treasury Regulation Section 1.305-5(b) with respect to the Convertible Preferred Stock.

                11O.    Governing Law. The corporate law of the State of
California shall govern all issues and questions concerning the relative rights and obligations of the Company and the holders of its equity securities. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                11P.    Notices. All notices, demands or other communications to
be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchasers, the Sellers and the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  The Company

                  Netcom Systems, Inc.
                  20550 Nordoff Street
                  Chatsworth, California  91311
                  Attn:  Chief Executive Officer

                  Phone:            (818) 700-5100
                  Facsimile:        (818) 700-5109
                  with a copy to:
                  (which shall not constitute notice to the Company)

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California  94304
                  Attn:  Steven E. Bochner, Esq.
                  Phone:            (415) 354-4110
                  Facsimile:        (415) 496-4084

                  Summit Partners, L.P.
                  499 Hamilton Avenue, Suite 200
                  Palo Alto, California  94301
                  Attn:  Mr. Walter G. Kortschak
                  Phone:            (415) 321-1166
                  Facsimile:        (415) 321-1188

                  Northstar Investors, LLC
                  c/o Montgomery Securities
                  600 Montgomery Street
                  San Francisco, California  94111
                  Attn:  Mr. Derek Lemke
                  Phone:            (415) 627-2682
                  Facsimile:        (415) 249-5704

                  NationsBanc Capital Corp.
                  NationsBank Corporate Center
                  10th Floor
                  100 North Tryon
                  Charlotte, North Carolina  28255
                  Attn:  Mr. Robert H. Sheridan III
                  Phone:            (704) 386-5109
                  Facsimile:        (704) 386-6432

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois  60601
                  Attn:  Ted H. Zook, Esq.
                  Phone:            (312) 861-2294
                  Facsimile:        (312) 861-2200

                  Fennesbresque, Clark, Swindell & Hay
                  NationsBank Corporate Center
                  29th Floor
                  100 North Tryon Street
                  Charlotte, North Carolina 28202
                  Attn:  John S. Chinuntdet, Esq.
                  Phone:  (704) 338-4716
                  Facsimile:  (704) 347-3838

                  The Sellers:

                  To the Sellers at their respective addresses listed on the Schedule of Sellers attached hereto.

                  with a copy to:

                  (which shall not constitute notice to the Sellers)

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California  94304
                  Attn:  Steven E. Bochner, Esq.
                  Phone:            (415) 354-4110
                  Facsimile:        (415) 496-4084

                  The Purchasers:

                  To the Purchasers at their respective addresses listed on the Schedule of Purchasers attached hereto with copy to:
                  (which shall not constitute notice to the Purchasers)

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois  60601
                  Attn:  Ted H. Zook, Esq.
                  Phone:            (312) 861-2294
                  Facsimile:        (312) 861-2200

                  Fennesbresque, Clark, Swindell & Hay
                  NationsBank Corporate Center
                  29th Floor
                  100 North Tryon Street
                  Charlotte, North Carolina 28202
                  Attn:  John S. Chinuntdet, Esq.
                  Phone:  (704) 338-4716
                  Facsimile:  (704) 347-3838

                  11Q.    No Strict Construction. The Parties have participated
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                           *     *     *     *     *

                IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement on the date first written above.

                                        NETCOM SYSTEMS, INC.

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                        SUMMIT VENTURES IV., L.P.

                                        By: Summit Partners, IV, L.P., its
                                            General Partner

                                        By: Stamps, Woodsum & Co. IV, its
                                            General Partner

                                        By:
                                           -------------------------------------
                                           General Partner

                                        SUMMIT INVESTORS III, L.P.

                                        By:
                                           -------------------------------------
                                           Authorized Signatory

                                        NATIONSBANC CAPITAL CORP.

                                        By:
                                           -------------------------------------
                                           Todd A. Binkowski, its
                                           Authorized Signatory

                                        NORTHSTAR INVESTORS, LLC

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                 [Signature Page to Recapitalization Agreement]

                                        SPITFIRE CAPITAL PARTNERS, L.P.

                                        By: MS Spitfire, LLC,
                                            its General Partner

                                        By:
                                           -------------------------------------
                                           William B. Bunting

                                        Its:
                                            ------------------------------------
                                            Peter Mooney, as nominee for

                                        BROADVIEW PARTNERS GROUP

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                        BAIN SECURITIES, INC.

                                        By:
                                           -------------------------------------
                                           Leonard C. Banos, its Vice President

                                        WS INVESTMENT COMPANY 97B

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                        WSGR PROFIT SHARING TRUST FBO
                                        STEVEN E. BOCHNER

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                        ----------------------------------------
                                        Steven E. Bochner

                                        ----------------------------------------
                                        Nevan C. Elam

                                        ----------------------------------------
                                        Todd Cleary



                 [Signature Page to Recapitalization Agreement]

                                        ----------------------------------------
                                        Marc Hamon

                                        ----------------------------------------
                                        Henri Hamon

                                        ----------------------------------------
                                        James C. Jordan

                                        ----------------------------------------
                                        Jing Zhang

                                        ----------------------------------------
                                        Warren B. Phelps III

                                        ----------------------------------------
                                        Stephane Johnson

                                        ----------------------------------------
                                        Richard Bass



                 [Signature Page to Recapitalization Agreement]

                             SCHEDULE OF PURCHASERS

                                         Number of          Purchase         Number of         Purchase           Total
                                         Shares of          Price for        Shares of         Price for        Purchase
                                         Redeemable        Redeemable       Convertible       Convertible       Price for
                                         Preferred          Preferred        Preferred         Preferred        Preferred
          Name and Address                 Stock              Stock            Stock             Stock            Stock
------------------------------------------------------------------------------------------- ---------------- ----------------
Summit Ventures IV, L.P.                     236,856     $  23,685,576       11,180,936        $23,685,576      $47,371,152
c/o Summit Partners, L.P.
499 Hamilton Avenue
Suite 200
Palo Alto, California 94301
Attn:  Walter G. Kortschak
Phone:  (415) 321-1166
Facsimile:  (415) 321-1188

Summit Investors III, L.P.                     3,236           323,624          152,769            323,624          647,248
c/o Summit Partners, L.P.
499 Hamilton Avenue
Suite 200
Palo Alto, California 94301
Attn:  Walter G. Kortschak
Phone:  (415) 321-1166
Facsimile:  (415) 321-1188

NationsBanc Capital Corp.                     80,000         8,000,000        3,776,454          8,000,000       16,000,000
c/o NationsBank Capital
Investors
NationsBank Corporate Center,
10th Floor
100 North Tryon
Charlotte, North Carolina 28255
Attn: Robert H. Sheridan III
Phone: (704) 386-5109
Facsimile: (704) 386-6432

Northstar Investors, LLC                     145,092        14,509,200        6,849,166         14,509,200       29,018,400
c/o Montgomery Securities
600 Montgomery Street
San Francisco, California  94111
Attn:  Derek Lemke
Phone:  (415) 627-2682
Facsimile:  (415) 249-5704

Spitfire Capital Partners, L.P.               15,000         1,500,000          708,085          1,500,000        3,000,000
c/o Montgomery Securities
600 Montgomery Street
San Francisco, California 94111
Attn: William Bunting
Phone: (415 ) 627-2426
Facsimile: (415) 249-5704

                                         Number of          Purchase         Number of         Purchase           Total
                                         Shares of          Price for        Shares of         Price for        Purchase
                                         Redeemable        Redeemable       Convertible       Convertible       Price for
                                         Preferred          Preferred        Preferred         Preferred        Preferred
          Name and Address                 Stock              Stock            Stock             Stock            Stock
------------------------------------------------------------------------------------------- ---------------- --------------
Bain Securities, Inc.                            500            50,000           23,603             50,000          100,000
c/o Bain & Company, Inc.
Two Cooley Place
Boston, Massachusetts 02116
Attn:   Leonard C.  Bands
Phone: (617) 572-3178
Facsimile: (617) 572-3266

Peter Mooney, as nominee for                   1,500           150,000           70,808            150,000          300,000
Broadview Partners Group
c/o Broadview Associates
950 Tower Lane
18th Floor
Foster City, California  94404
Attn:  Stephen S. Smith
Phone:  (415) 378-4700
Facsimile:  (415) 378-4710

WS Investment Company 97B                        250            25,000           11,801             25,000           50,000
c/o Wilson, Sonsini, Goodrich &
Rosati
650 Page Mill Road
Palo Alto, California 94304
Attn: Steven E. Bochner, Esq.
Phone: (415) 354-4110
Facsimile: (415) 496-4084

WSGR Profit Sharing Trust                        100            10,000            4,721             10,000           20,000
FBO Steven E. Bochner
650 Page Mill Road
Palo Alto, California  94304
Attn:  Steven E. Bochner, Esq.
Phone: (415) 354-4110
Facsimile: (415) 496-4084

Steven E. Bochner                                 93             9,300            4,343              9,200           18,500
c/o Wilson, Sonsini, Goodrich &
Rosati
650 Page Mill Road
Palo Alto, California 94304
Attn: Steven E. Bochner, Esq.
Phone: (415) 354-4110
Facsimile: (415) 496-4084

Nevam C. Elam                                     50               500            2,360              5,000           10,000
c/o Wilson, Sonsini, Goodrich &
Rosati
650 Page Mill Road
Palo Alto, California 94304
Attn: Steven E. Bochner, Esq.
Phone: (415) 354-4110
Facsimile: (415) 496-4084

                                         Number of          Purchase         Number of         Purchase           Total
                                         Shares of          Price for        Shares of         Price for        Purchase
                                         Redeemable        Redeemable       Convertible       Convertible       Price for
                                         Preferred          Preferred        Preferred         Preferred        Preferred
          Name and Address                 Stock              Stock            Stock             Stock            Stock
------------------------------------------------------------------------------------------- ---------------- ----------------
Todd Cleary                                        7               700              378                800            1,500
c/o Wilson, Sonsini, Goodrich &
Rosati
650 Page Mill Road
Palo Alto, California 94304
Attn: Steven E. Bochner, Esq.
Phone: (415) 354-4110
Facsimile: (415) 496-4084
                                             -------       -----------       ----------        -----------      -----------
                                             482,684       $48,268,400       22,785,424        $48,268,400      $96,536,800
                                             =======       ===========       ==========        ===========      ===========

                               SCHEDULE OF SELLERS

                                      Number of
                                     Repurchased     Repurchase       Exercise    Net Repurchase       Escrow       Closing Cash
     Name and Address                   Shares          Price           Price          Price           Amount          Amount
     ----------------                -----------    ------------    ------------  --------------    ------------    -------------
Marc Hamon                             8,000,000    $122,336,000              --    $122,336,000    $  6,273,979    $116,062,021
20550 Nordoff Street
Chatsworth, California 91311

James C. Jordan                          840,000      12,845,280         795,000      12,050,280         617,996      11,432,284
20550 Nordoff Street
Chatsworth, California 91311

Warren B. Phelps III                      26,666         407,776          33,332         374,444          19,204         355,240
20550 Nordoff Street
Chatsworth, California 91311

Jing Zhang                                80,000       1,223,360         133,333       1,090,027          55,902       1,034,125
20550 Nordoff Street
Chatsworth, California 91311

Stephane Johnson                          26,666         407,776          33,332         374,444          19,204         355,240
20550 Nordoff Street
Chatsworth, California 91311

Richard Bass                             160,000       2,446,720               0       2,446,720         125,480       2,321,240
                                    ------------    ------------    ------------    ------------    ------------    ------------
                                       9,133,332    $139,666,912    $    994,997    $138,671,915    $  7,111,765    $131,560,150
                                    ============    ============    ============    ============    ============    ============